Exhibit 10.11

     The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                MASTER AGREEMENT


     This Master Agreement ("Agreement") between Sprint Communications Company, L.P., Sprint Spectrum, L.P. ("Sprint Spectrum"), Sprint United Management Company, individually and on behalf of the affiliates listed in Attachment 1 ("SUMC")(Sprint Communications Company, L.P. and SUMC collectively referred to herein as "Sprint") and Tandy Corporation a corporation organized under the laws of the State of Delaware, acting by and through its RadioShack division ("RadioShack"), dated this 10th day of September, 1996 along with the Addenda executed by the Parties and currently attached to this Agreement and any future Addenda executed by the Parties and subsequently attached to this Agreement shall establish and set forth the terms and conditions upon which RadioShack will market and sell, to its customers, telecommunication products and solicit orders for services provided by Sprint and Sprint Spectrum. In this Agreement Sprint, Sprint Spectrum, and RadioShack are sometimes referred to individually as a "Party," and collectively as the "Parties." Unless otherwise specifically stated herein, this Agreement applies only to RadioShack and no other division, subsidiary or Affiliate of Tandy Corporation.

                                    RECITALS

     WHEREAS, Sprint Communications Company, L.P. is a telecommunications company providing a variety of products and services including, but not limited to, long distance, local telephone and internet services;

     WHEREAS, Sprint Spectrum is a telecommunications company providing a variety of telecommunication products and services including, but not limited to, Personal Communication Services;

     WHEREAS, SUMC is an Affiliate of Sprint, and has the authority to execute this Agreement on behalf of those affiliates listed on Attachment 1.

     WHEREAS, RadioShack is engaged in the business, among other things, of selling consumer electronic products and related services through RadioShack Company Owned Stores and independent RadioShack dealers and franchisees;

     WHEREAS, Sprint, Sprint Spectrum and RadioShack wish to enter a business relationship (the "Program") to, among other things, promote and provide consumers access to Sprint and Sprint Spectrum products and services at RadioShack Company Owned Stores and participating RadioShack independent dealers and franchisees;

     NOW, THEREFORE, AND IN CONSIDERATION of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions - The following definitions shall govern for the purposes of this Agreement and the Addenda, except as otherwise provided herein or therein:

     "Addenda" - shall mean each and every Addendum attached to this Agreement, and Schedules and Exhibits included therein.

     "Affiliate" - shall mean an individual, association, co-partnership, limited partnership, limited liability company, corporation or joint-stock company, trust or other business entity (hereinafter referred to as "Person"), however organized, that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Person. Control shall be defined as (i) ownership of a majority of the voting power of those classes of voting stock entitled to vote in the election of directors or (ii) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation.

     "Agreement" - shall mean this Master Agreement, including the Addenda attached hereto and any Addenda later executed and made part of this Master Agreement.

     "Arbitrator" - shall mean a neutral person who has no past or current employment, contractual or attorney/client relationship with any Party, and who is selected pursuant to Schedule 20.

     "Cellular Radiotelephone Service" or "CRS" - shall mean a radio service in which common carriers are authorized by the FCC under 47 CFR Part 22 and licensed under 47 CFR Part 22, Subpart H to offer and provide service for hire to the general public through a cellular system utilizing the channels and frequency bandwidths assigned under 47 CFR Part 22, Subpart H, Section 22.905. CRS shall not mean or include any paging services utilizing the channels and frequency bandwidths assigned and licensed to radiotelephone service under 47 CFR Part 22, Subpart E, any Narrowband PCS services utilizing the channels and frequency bandwidths assigned and licensed under 47 CFR Part 24, Subpart D or any Broadband PCS services utilizing the channels and frequency bandwidths assigned and licensed under 47 CFR Part 24, Subpart E.

     "Change of Control" - shall mean (a) the consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of any Party; or (b) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either: (i) the then outstanding shares of common stock of any Party hereto; (ii) the combined voting power of the then outstanding voting securities of any Party hereto entitled to vote generally in the election of directors; or (iii) the income and profits interest of the general partners or limited partners where the entity is a limited partnership.

     "Combination Marks" - shall mean "The Sprint Store @ RadioShack," Sprint @ RadioShack," "Sprint at RadioShack," "The Sprint Store at RadioShack," or any combination of a Sprint/Sprint Spectrum Mark interlocked or connected with a Radio Shack Mark by "@" or "at," or such other Marks as the Joint Steering Committee may decide from time to time to use in connection with the promotion of the Merchandising Display and the Products and Services jointly marketed by the Parties hereto under the terms of this Agreement, which such other
Combination Marks shall be added to this Agreement by an addendum. Notwithstanding anything to the contrary, the Combination Marks will not include those Marks set forth on the Excluded Marks Addendum attached hereto.

     "Combination Mark Format" - shall mean "The Sprint Store @ ," "Sprint @ ," "The Sprint Store at ," "Sprint at ," "The Sprint Shop @ ," "The Sprint Shop at ," or any combination of Marks in which "The Sprint Store," "Sprint," "The Sprint Shop" or a Sprint/Sprint Spectrum Mark is interlocked or connected with a single word, symbol or letter, including, but not limited to "@" or "at," with the name or Mark of any Retailer.

     "Company Owned Stores" - shall mean a retail store owned and operated by a Party.

     "Confidentiality Agreement" - shall mean the Confidential Information Nondisclosure Agreement executed by and between the Parties effective May 2, 1996, and attached as Exhibit 1 hereto.

     "Damages" - shall have the meaning set forth in Section 14(f) below.

     "Effective Date" - shall mean the date set forth in the first paragraph of this Agreement.

     "FCC" - shall mean the U.S. Federal Communications Commission.

     "Initial  Term" - shall  mean,  unless  earlier  terminated  as provided in
Section 2 or Section 15, the date beginning on the Effective Date and ending at 12:00 a.m. on the tenth (10th) anniversary of the Effective Date.

     "JSC" or "Joint Steering Committee" - shall mean the committee described in
Section 5 below.

     "Mark" - shall mean any trademark, service mark, trade name, logo, insignia, symbol or trade dress, whether or not registered.

     "Market Launch Date" - means the first day of the first month after the appropriate Merchandising Display has been installed in 4,000 Retail Stores, or such other date established by the Joint Steering Committee.

     "Merchandising Display" - shall mean the physical location(s) of the computer interface and fixtures within each Retail Store dedicated to the merchandising of the Products and Services as more fully described in a Computer Interface Addendum and a Fixtures Addendum to be attached hereto, but not to include any products or services which are not either (i) Sprint or Sprint Spectrum Products or Services or (ii) telecommunication products or services (but not Cellular Radiotelephone Service products or services) bearing a RadioShack Mark, unless authorized in writing by the Sprint and Sprint Spectrum members of the Joint Steering Committee.

     "Merchandising Display Expenditures" - means the actual out-of-pocket expenditures by Sprint and Sprint Spectrum to acquire, design, develop, construct, ship and install, remodel and replace as a result of obsolescence the Merchandising Displays in the RadioShack Company Owned Stores as set forth in
Section 6.

     "Net Collectible Call Usage Revenue" - means the monthly revenue generated by Sprint's Service, excluding taxes, bad debt, fraud and subsequently credited charges.

     "Party" or "Parties" - shall have the meaning set forth in the first paragraph of this Agreement.

     "Person" - shall have the meaning set forth in the definition of Affiliate.

     "PCS" or "Personal Communication Service" - shall mean a radio service in which common carriers are authorized by the FCC and licensed under 47 CFR Part 24, Subpart E as currently in effect as of the Effective Date, and amended from time to time, to offer and provide service for hire to the general public utilizing the following frequency bandwidths: 1850-1890 MHz, 1930-1970 MHz, 2130-2150 MHz, and 2180-2200 MHz (Broadband PCS). PCS does not include Cellular Radiotelephone Service.

     "PCS Equipment" - shall have the meaning set forth in the PCS Addendum hereto.

     "Product" - shall mean any tangible goods bearing a Sprint or Sprint Spectrum Mark which are offered both for sale to consumers and listed on any Addendum attached hereto.

     "Product/Service Bundle" - shall mean a package including one or more telecommunication products and one or more telecommunication services sold and billed to the customer as a unit at a single combined price.

     "Program" - shall have the meaning set forth in the Recitals above.

     "Program Expenses" - shall mean those expenses related to the rollout of the Program, advertising the Program, training costs related to implementing the Program and other expenses set forth in Section 7.

     "Proprietary Information" - shall mean all information as defined in the Confidentiality Agreement.

     "RadioShack Gift Express" - shall mean RadioShack's mail or telephone order and delivery service.

     "RadioShack Marks" - shall mean all of the Marks listed on the RadioShack Licensed Marks Addendum attached hereto.

     "RadioShack Unlimited" - shall mean the in-store catalog located in each Retail Store, as the same may be revised and any future RadioShack Unlimited consumer catalog supplied to consumers for out-of-store use.

     "Retail Stores" means RadioShack Company Owned Stores and participating independent RadioShack dealers and franchisees operating under RadioShack Franchise Agreements or Authorized Sales Center Agreements with RadioShack in the Territory.

     "Retailer" - shall mean a retail merchant of products or services who sells through one or more physical store locations directly to consumers (but not including any entity or any division, department or subsidiary thereof that sells to consumers directly through mail or telephone order, telephone solicitation, the internet or any other means of distribution, which is not in conjunction with the operation of a retail store or stores).

     "Service" - shall mean any provision of telecommunication of voice or data by either Sprint or Sprint Spectrum which is listed on any Addendum attached hereto.

     "Sprint/Sprint Spectrum Marks" - shall mean all of the Marks listed on the Sprint Licensed Marks Addendum or Sprint Spectrum Licensed Marks Addendum attached hereto.

     "Sourced" - means the act of supplying, acquiring or procuring a product.

     "Territory" - shall mean the states constituting the United States, Puerto Rico and the U.S. Virgin Islands, except where otherwise specifically modified, where Sprint and/or Sprint Spectrum make Products and Services available for sale.

2. Term - This Agreement shall be effective for the Initial Term, unless earlier terminated as provided in Section 19. This Agreement shall be automatically renewed for two (2) successive five (5) year renewal terms.

3. Products and Services - Subject to the terms and conditions of this Agreement and each Addendum attached hereto and existing or future laws, regulations or orders of a court or governmental agency specifically affecting the performance of a Party's obligations hereunder, RadioShack is authorized to and will use commercially reasonable efforts to promote, distribute, sell and solicit orders for the Products and solicit orders for Services as soon as made available by Sprint/Sprint Spectrum through all, and in no event less than 4,500 RadioShack Company Owned Stores located in the Territory.

     (a) Addenda. Each Product and Service subject to this Agreement shall be treated in a separate Addendum to this Agreement. Each Addendum shall separately specify each Product or Service to be sold or for which orders are to be solicited by RadioShack at the RadioShack Company Owned Stores, the terms of compensation payable to RadioShack in connection therewith and all other terms and conditions supplemental to this Agreement which pertain specifically to each Product and Service which becomes subject to this Agreement.

     (b) Dealers and Franchisees. RadioShack will use commercially reasonable efforts to obtain the participation of the independent RadioShack dealers and franchisees in the Program. RadioShack will develop and assist Sprint and Sprint Spectrum to develop appropriate variations of the Program for presentation and marketing to the independent RadioShack dealers and franchisees. RadioShack shall market and shall assist Sprint and Sprint Spectrum in marketing the Program to independent RadioShack dealers and franchisees. The participation of independent RadioShack dealers and franchisees in the Program or a variation thereof shall be (1) on terms and conditions negotiated among RadioShack, Sprint and Sprint Spectrum and said participating independent RadioShack dealers and franchisees consistent with the terms and conditions of this Agreement and (2) subject to the terms of a separate trademark license agreement between the independent RadioShack dealer or franchisee and Sprint or Sprint Spectrum, as the case may be. It is agreed and understood that such dealers and franchisees are independent businesses, not controlled by RadioShack, and participation shall be at the mutual election of the respective dealer or franchisee and Sprint or Sprint Spectrum, as the case may be.

     (c) Purchase Orders for Products. RadioShack will issue a purchase order for all Products to be purchased from Sprint or Sprint Spectrum, as the case may be. The basic terms and conditions of such Purchase Order will be as set forth in the Purchase Order Addendum attached hereto.

     (d) Terms of Payment. Unless otherwise specified in this Agreement or an Addendum, payment of all amounts due any Party, whether in the form of residuals, sales incentive payments, market development funds, activation fees or other payments, will be made within sixty (60) days from the end of the calendar month in which the right to receive payment accrued. Sprint/Sprint
Spectrum will remit for deposit to the appropriate account designated by RadioShack in writing all monthly amounts due hereunder. Each category of payment (e.g. Sprint Residential Long Distance Service Residuals, Sprint Residential Long Distance Service Residual Sales Incentive--each being a category) shall be paid by a separate (i) check or (ii) EFT transmission. In connection with each such category of payment, Sprint/Sprint Spectrum will provide detailed documentation to be agreed upon by the Parties.

4.   Program, Exclusivity and Commitments - In connection with the Program:

     (a) Subject to the terms and conditions of this Agreement and each Addendum thereto, RadioShack agrees that, after the Effective Date and in the Territory, it will not:

     (i) solicit an order for a service which is competitive with the Services offered by Sprint or Sprint Spectrum and which are listed and described on any Addendum attached hereto specifically including, but not limited to, a competitor's long distance telephone service, local telephone service, including network services, PCS, paging service, or internet access;

     (ii) offer  for  sale  a  competitor's   Product/Service  Bundle  which  is
          competitive with a Product/Service Bundle offered by Sprint or Sprint Spectrum through RadioShack;

     (iii)offer for sale a third party product which is competitive with a Product offered by Sprint or Sprint Spectrum through RadioShack and which is listed and described on any Addendum attached hereto; or

     (iv) do any of the activities described in Section 4(a)(i)-(iii) through any Retailer Affiliate which includes the name "RadioShack" or any RadioShack Mark in the advertised name of such Retailer Affiliate, without the approval of the Joint Steering Committee.

     (b) Notwithstanding Section 4(a) above, no restrictions shall be placed on the rights of RadioShack to:

     (i) offer for sale any product bearing a RadioShack Mark offered for sale as of the Effective Date or at any time thereafter;

     (ii) offer for sale a product otherwise subject to Section 4(a) that may be used only in connection with Cellular Radiotelephone Service and not in conjunction with PCS (e.g., RadioShack may not sell dual-mode handsets that may be used both with Cellular Radiotelephone Service and PCS without Sprint Spectrum's written consent), accessories that may be used with either Cellular Radiotelephone Services or PCS, or to solicit an order for the sale of Cellular Radiotelephone Service;

     (iii)offer for sale any products otherwise subject to Section 4(a) supplied by an existing vendor to RadioShack and offered or sold by RadioShack as of the Effective Date and to continue to offer the same until such time RadioShack is able to conduct an orderly transition out of such competitive products in a commercially reasonable manner, and with respect to pagers and paging service, until such time Sprint or Sprint Spectrum is able to offer a reasonably competitive product; or

     (iv) offer for sale any product through RadioShack's catalogs, including the current or future RadioShack, RadioShack Unlimited or RadioShack Gift Express catalogs, mail order, telephone order or internet programs; provided, however, RadioShack will not market or otherwise offer for sale in the Merchandising Display or in an area of the Retail Store immediately adjacent to the Merchandising Display (taking into account and allowing for the relatively small floor plan of a typical Retail Store) any product or service competitive to the Products and Services merchandised in the Merchandising Display, except for (1) telecommunication products or services bearing a RadioShack Mark, or (2) any other third party branded product or service with respect to which Sprint and Sprint Spectrum have given their prior written approval.

     (c) During the term of this Agreement:

     (i) Except as provided in subsection 4(c)(ii) below, RadioShack will have the exclusive use of the Combination Marks only in connection with the Program;

     (ii) Sprint and Sprint Spectrum have the right to use the Combination Marks only in connection with the Program.

     (iii)Except for the Combination Marks, neither Sprint nor Sprint Spectrum will create or use in the marketing or sale of Products or Services the Combination Mark Format; provided, however, Sprint or Sprint Spectrum will have the right to use the specific Mark combinations set forth on the Excluded Marks Addendum with the name of any other Person or Retailer including RadioShack (provided the name "RadioShack" is not used in Combination Mark Format) and may use any Sprint or Sprint Spectrum Mark together with the name of any individually identified product or service of Sprint or Sprint Spectrum in connection with the name of any other Person provided that such use is never interlocked or connected with the name of a Retailer by the "@" symbol or by the word "at" if the use of the word "at" is exclusively auditory and not accompanied by a visual presentation (e.g., both "Sprint Sense at
          Retailer" and "Sprint PCS at Retailer" would be permissible usage in print media and on television if depicted visually, even if accompanied by audio voice-over, but would not be permissible usage on radio or on television if not accompanied by a visual depiction of "Sprint Sense at Retailer." "Sprint Sense @ Retailer" or "Sprint PCS @ Retailer" are not permissible usages no matter what media or combination of media used because of the inclusion of the "@" symbol);

     (iv) Sprint and Sprint Spectrum will make available for sale by RadioShack, and RadioShack will have the right to: (1) offer for sale or lease, as applicable all generally available Products, (2) solicit orders for all generally available Services, and (3) offer or solicit orders for all generally available Product/Service Bundles which include any of the Products and Services, offered as of the Effective Date or in the future by Sprint or Sprint Spectrum, including all mass marketed rate plans for those Services offered by Sprint or Sprint Spectrum; provided, however, that Sprint and Sprint Spectrum may offer from time to time, through direct distribution channels or special third party corporate promotional programs, Products, Services, rate plans for such Services, and Product/Service Bundles not advertised as being generally available through RadioShack Retail Stores if (1) the general terms and conditions of each such promotion to be offered to consumers are first communicated to RadioShack by Sprint or Sprint
          Spectrum, as the case may be, subject to any applicable confidentiality agreements with respect to proprietary and confidential information and (2) RadioShack is compensated in accordance with the provisions of subsection 4(e) below, if such promotion is available to, offered by and sold by RadioShack;

     (v) All goodwill resulting from the use of individual trademark or service mark usage as part of the Combination Marks by the Parties inures to the benefit of the respective individual trademark or service mark owner. No Party acquires rights, title or interest in the Combination Marks or the goodwill associated with them, other than the right to use the Combination Marks in accordance with this Agreement. In accepting this Agreement, all Parties acknowledge ownership of the respective individual Marks which comprise the Combination Mark, their validity and the goodwill connected with them. The Parties further agree not to make any application to register the Combination Marks. This paragraph will survive the termination of this Agreement.

     (vi) With respect to all Sprint branded consumer, residential, single-line telephones (other than PCS equipment) Sourced by RadioShack,
          RadioShack will have the exclusive right to sell those Products at retail;

     (vii)With respect to all Sprint branded consumer, residential, single-line telephones (other than PCS equipment) Sourced from a vendor other than RadioShack ("Sprint Sourced Phones"), RadioShack will be the exclusive Retailer (other than Sprint or Sprint Spectrum Company Owned Stores) of such Sprint Sourced Phones to the extent set forth on Addendum 6-Telephone Products;

     (viii) Sprint and Sprint Spectrum will each separately designate a national account manager dedicated to the management of the relationship with RadioShack created hereunder;

     (ix) Sprint and Sprint Spectrum will provide a dedicated 800 or 888 number to be answered exclusively for customer support of RadioShack 24 hours per day, seven days per week; and

     (x) Sprint and Sprint Spectrum will use all commercially reasonable efforts to assist Tandy Service, a division of Tandy Corporation, to obtain from Sprint and Sprint Spectrum's Product vendors authorized service center agreements permitting Tandy Service to repair all Products subject to this Agreement.

     (d) During the term of this Agreement, neither Sprint nor Sprint Spectrum will own or lease a Company Owned Store, kiosk or other similar facility not located within a Retailer, unreasonably close to the current location of any RadioShack Company Owned Store or participating independent RadioShack dealer or franchisee's store, all as of the Effective Date.

     (e) RadioShack shall be compensated by Sprint or Sprint Spectrum in accordance with the terms of each Addendum relating to a Product or Service but in all cases (except Internet products and services and Spree cards) consistent with the general principles that (1) if the sale of the Product is made or the order for the Service is placed through a Retail Store, RadioShack is entitled to be compensated for acquiring that customer, and (2) if on the date of the sale of the Product or Service order placement the customer is not already a current Sprint or Sprint Spectrum Service customer, said customer will be given a unique source code by Sprint or Sprint Spectrum identifying said customer as a RadioShack acquired customer and RadioShack shall be entitled to receive residual compensation for the period of time said RadioShack acquired customer remains a Sprint or Sprint Spectrum customer for any Service during the term of this Agreement and for two years after the termination of this Agreement. In the event a RadioShack acquired customer terminates all Service during the term of this Agreement and subsequently resumes Service with Sprint or Sprint Spectrum during the term of this Agreement, no residual compensation will be payable to RadioShack with respect to said re-acquired customer unless such customer is re-acquired by RadioShack.

     (f) With respect to the offer and sale of Products and the solicitation of orders for Services, the Parties intend this Agreement to be national in scope and coverage. Subject to the terms and conditions of this Agreement and Addenda attached hereto (including, without limitation, JSC approval) and unless precluded by judicial or governmental order or action, RadioShack will commence, and thereafter continue, the offer and sale of Sprint Spectrum PCS, and will use commercially reasonable efforts to, and thereafter continue, the offer and sale of Products and the solicitation of orders for Services as and when agreed as set forth in this Agreement or any applicable Addendum after such Products and/or Services are made available in a market within the Territory. Should RadioShack be precluded by a judicial or governmental order or action from offering a Product or soliciting an order for a Service, RadioShack will expeditiously remove the impediment to continuing sales and marketing activities and, specifically relating to the solicitation of orders for Sprint Spectrum PCS, RadioShack shall take all necessary action to be able to solicit orders for Sprint Spectrum PCS. In this regard, RadioShack will negotiate, renegotiate as necessary, and include in each Cellular Radio Service Referral Agreement executed between RadioShack and a CRS carrier after the Effective Date the definition of CRS substantially in the form contained in this Agreement or such other provisions as are necessary to permit RadioShack to offer for sale PCS Equipment and solicit orders for Sprint Spectrum PCS or, in the alternative, obtain from each CRS carrier written assurances that the offer and sale of PCS Equipment and the solicitation of orders for Sprint Spectrum PCS is not prohibited by the Cellular Radio Service Referral Agreement executed between RadioShack and such CRS carrier.

5. Joint Steering Committee - RadioShack will appoint two (2) representatives and Sprint and Sprint Spectrum will each appoint one (1) representative to serve as members of a four (4) person Joint Steering Committee, each of whom shall hold a position of assistant vice-president or higher within each respective Party. The Joint Steering Committee will be responsible for all joint issues, including Program rollout timing and strategy, and deciding which Products and Services will be sold through certain Retail Stores. Consistent with RadioShack's commitment to Sprint Spectrum PCS set forth in Section 4(f) of this Agreement, RadioShack, acting through its Joint Steering Committee members, will not use as a reason for withholding approval of the placement of PCS Equipment and/or Sprint Spectrum PCS in a Retail Store the existence of a Cellular Radio Service Referral Agreement with a CRS carrier or the threat of a CRS carrier to terminate any such agreement if RadioShack introduces Sprint Spectrum PCS into a Retail Store(s) in that CRS carrier's market(s). The Joint Steering Committee will also meet to discuss marketing expenditures and strategies and will be primarily responsible for providing initial approval of all joint advertisements.

     Except as provided in Section 7 below, advertising and market development fund expenditures, expenses and allowances with regard to specific Products and Services will not be a subject for the Joint Steering Committee, but rather will be subject to the guidelines set forth in the specific Addendum related to that Product or Service. The JSC will establish, from time to time, guidelines for general routine print, broadcast and electronic media advertising to govern each Party's unilateral advertising and promotion of the Products and Services and which also contains one or more of the RadioShack Marks and one or more Sprint/Sprint Spectrum Marks. Each Party agrees any other Party may unilaterally advertise the Products and Services in this manner, without JSC approval, but only if that Party complies in all material respects with the JSC's guidelines for such advertising.

     The Joint Steering Committee will also be responsible for operational and implementation issues not specifically addressed in this Agreement or the Addenda.

     The JSC will also be responsible for making recommendations regarding modifications to the terms of this Agreement, including the terms of each Addendum attached hereto, to respond to market conditions and concerns of the Parties hereto, subject in all cases to applicable laws, regulations and contracts with third parties.

     The JSC may authorize legal action in the name of any or all Parties in response to legal threats to the ability of any Party to fulfill their obligations under this Agreement, and will, in that event, have the authority to retain counsel and allocate the costs of such counsel and related expenses among the Parties.

     The Joint Steering Committee will meet as often as necessary either in person or by telephone, but not less than four times per year in person at mutually acceptable times and locations. Any member of the JSC may be represented by proxy if unavailable to attend in person or by telephone. Any Party may call a JSC meeting upon seven (7) days written notice. At each meeting, each member of the JSC may bring one or more additional advisors, experts or vendors to participate in the meeting. All decisions by the Joint Steering Committee must be unanimous to be binding on the Parties.

6.   Merchandising Displays

     (a) The Parties agree to collaborate on the design and approve the format of the Merchandising Display for the promotion of the Products and Services to be placed inside those Retail Stores deemed appropriate by the Joint Steering Committee. Each Merchandising Display will consist of two categories of components: (1) a computer interface with related accessories, and (2) fixtures, each as specified in a Computer Interface, Fixtures, and Floor Plan Design Addendum to be developed in accordance with Section 6(b) below and attached as an Addendum hereto.

     (b) The Parties acknowledge that the installation of an appropriate Merchandising Display in the Retail Stores is fundamental and material to achieving the goals of the Program. The Parties agree to meet and determine the specifications of the Merchandising Displays including the cost, size and location of the Merchandising Displays, applicable fixtures and displays within each representative RadioShack floor plan, and the cost breakdown between the fixtures and the computer systems, all to be set forth on Addenda to this Agreement.

     (c) Sprint and Sprint Spectrum will each commit, subject to Section 6(b) above, $[___________], if necessary, for an aggregate total of $[_____________], to offset the initial costs of the design, development, production, acquisition, construction and installation of the Merchandising Displays.

     (d)  RadioShack,  by and through its Real  Estate  Design and  Construction
Department, will have charge and supervision of the construction, shipment, installation, relocation, remodeling and replacement of the Merchandising Displays in the RadioShack Company Owned Retail Stores. RadioShack, in the performance of such work, may contract and subcontract with others for portions of the work in the same manner as done with respect to similar work, provided Sprint/Sprint Spectrum will have the right to approve all contractors and subcontractors who are Affiliates of RadioShack. Sprint and Sprint Spectrum will pay RadioShack for all actual out-of-pocket Merchandising Display Expenditures advanced, paid or reasonably incurred by RadioShack in the course of doing such work, provided these costs will not include a profit to RadioShack or include RadioShack overhead, internal salaries and wages. Payment shall be made within thirty (30) days of the date of an invoice by RadioShack for such out-of-pocket Merchandising Display Expenditures. The invoice shall state, in reasonable detail, the amount and nature of the out-of-pocket Merchandising Display Expenditures and the date and to whom advanced, paid or incurred. Sprint and Sprint Spectrum, in like manner, will pay RadioShack for all other out-of-pocket Merchandising Display Expenditures (and any other costs, charges or expenditures allocable to Sprint and Sprint Spectrum under this Agreement) advanced, paid or incurred by RadioShack.

     (e) Sprint and Sprint Spectrum will each have and retain all right, title and interest to the Merchandising Displays. RadioShack will have the right to relocate and reinstall an existing Merchandising Display upon the relocation or closure of each respective Retail Store at RadioShack's sole cost and expense.

     (f) The Parties will determine as part of the process set forth in Section 6(b) above the per store cost of the Merchandising Display for each of the representative RadioShack Retail Store floor plans and the incremental cost over the budgeted construction cost of installing a new Merchandising Display in a newly builtout Retail Store. With respect to each newly builtout RadioShack Company Owned Store opened after the Effective Date, Sprint and Sprint Spectrum will pay the incremental cost reasonably incurred to install the Merchandising Display in such newly builtout RadioShack Company Owned Stores, which incremental cost shall be capped at and will not exceed the appropriate per store cost of the Merchandising Display for an existing Retail Store on the Effective Date.

     (g) After the initial installation, RadioShack will bear the cost of insuring, maintaining and repairing the fixtures contained in the Merchandising Display (including replacement due to casualty loss or damage), but not the computer interface. After the initial installation, Sprint and Sprint Spectrum will bear the cost of insuring, maintaining, repairing and replacing the computer interface in the Merchandising Display (including replacement due to casualty loss or damage).

     (h) If the Merchandising Display becomes obsolete, in whole or in part, or needs remodeling, each as determined by the Joint Steering Committee, the costs of remodeling or obsolescence replacement of the Merchandising Displays will be borne by Sprint and Sprint Spectrum. Upon obsolescence or as otherwise determined by the JSC, RadioShack will have the right to sell or otherwise dispose of such Merchandising Displays at RadioShack's sole cost and the right to retain the proceeds of any such sale or disposition without accounting to Sprint or Sprint Spectrum, provided, however, that Sprint and Sprint Spectrum shall have an option to retain the entirety or any useable portion of the Merchandising Display upon replacement, by giving RadioShack written notice within thirty (30) days after receiving written notice of RadioShack's intent to sell or otherwise dispose of such Merchandising Display. If Sprint and Sprint Spectrum exercise this option, the unamortized cost of such Merchandising Display(s) or useable portion thereof shall be credited against the unamortized costs referenced in Section 20(b) below.

     (i) Sprint and Sprint Spectrum hereby grant to Tandy Cabinets, a division of TE Electronics Inc., a wholly owned subsidiary of Tandy Corporation, a right to bid on the fabrication and construction of the fixtures for the Merchandising Display.

     (j) Sprint and Sprint Spectrum shall be responsible for all personal property taxes due and payable attributable to the Merchandising Displays. The Parties shall cooperate in exchanging information necessary for a Party to file any necessary tax returns with respect to its property. Sprint and Sprint Spectrum will be responsible for filing all personal property tax returns with respect to the Merchandising Displays and for the payment of all personal property taxes in connection therewith. RadioShack will reimburse Sprint and Sprint Spectrum for 50% of the taxes actually paid by Sprint and Sprint Spectrum within thirty (30) days after receipt of an invoice from Sprint and/or Sprint Spectrum with supporting documentation of the tax and payment thereof attached.

7.   Program Expenses

     (a) Market Launch Expenditures. Each Party will use commercially reasonable efforts to reach the Market Launch Date no later than October 1, 1997. Sprint will contribute $[___________] and Sprint Spectrum will contribute $[__________] and RadioShack will contribute $[___________] to the initial promotion of the rollout of the Program after the Market Launch Date. The Joint Steering Committee will determine when and how to spend the combined $[___________], and what expenditures will be counted as market launch expenditures as distinguished from expenditures under subsection (b) below.

     (b) Unilateral Advertising Commitments.

     (i) During the term of this Agreement, RadioShack will include those Combination Marks or Sprints Marks, as appropriate, in all RadioShack advertising related to or including any of the Products or Services, including but not limited to, print, broadcast and electronic media. The Parties agree that RadioShack spend at least $[_____________] and Sprint will spend at least $[_____________] and Sprint Spectrum will spend at least $[_____________] of such Party's respective advertising budgets for each of the first two twelve (12) month periods beginning on the Market Launch Date, and the first anniversary thereof during the term of this Agreement for the broadcast, print or electronic media marketing and communications of the Products and Services. These promotions will include one or more of the Combination Marks in advertising consistent with the standards adopted by the Joint Steering Committee. Beginning for the calendar year beginning January 1, 1999, each Party's advertising commitment under this subsection
          (b)(i) will remain the same as their commitment for the immediately preceding calendar year, unless such Party notifies the other Party at least six (6) months before (beginning July 1, 1998 and each year thereafter) the beginning of such year of that Party's desire to change their commitment and before September 30, before the beginning of such year (beginning September 30, 1998, and each year thereafter), the respective Party discloses through their respective JSC member the size of the Party's commitment, provided in no event will the size of any Party's (i.e., Sprint and Sprint Spectrum collectively for these purposes, and RadioShack) commitment under this subsection (b)(i) be less than $[______________]. Each Party will be obligated to satisfy that commitment, provided, neither party will be obligated to spend more than the amount that is the lower of the two (2) amounts submitted to the JSC.

     (ii) Each Party may satisfy its obligation under this Section as that Party decides in its sole discretion, provided that advertising generally will include direct mail, newspaper inserts, television and radio campaigns, Yellow Page advertising including the Sprint Marks or the Sprint Spectrum Marks, RadioShack Marks and the Combination Marks, and conspicuous store signage within each Retail Store, all subject to the prior approval of the JSC and each Party pursuant to the terms of their respective Mark licenses or their respective advertising guidelines concerning Marks.

     (iii)Nothing in this Section prohibits Sprint or Sprint Spectrum from tagging or promoting any other Retailer or distribution channel in advertising which is not designated as part of the commitment set forth in Section 7(b)(i) above, provided the advertising does not include any of the Combination Marks or violate Section 4(c)(i) above.

     (c) Training Costs. The Parties intend that Sprint and Sprint Spectrum will provide trainers for the purpose of training designated RadioShack employees ("RadioShack Trainers") who then will train all appropriate RadioShack employees with respect to the Products and Services. The Joint Steering Committee will determine the appropriate level of necessary training and the specific details of such training. Sprint and Sprint Spectrum will be responsible for all reasonable costs relating to the initial training of RadioShack Trainers with respect to their individual Products and Services, and any subsequent training of the RadioShack Trainers with respect to, and including but not limited to, existing or new Products and Services offered during the term of this Agreement, by such Party. Except as provided below, RadioShack will be responsible for all costs relating to the cost of training RadioShack's employees and the cost of meeting internal certification standards. RadioShack will pay one-half, Sprint one-fourth, and Sprint Spectrum one-fourth of the costs of developing a certification module for the Program and incorporating said module into RadioShack's training program. Except as provided above, RadioShack will pay one-half, Sprint one-fourth, and Sprint Spectrum one-fourth of the training costs of RadioShack's employees and of meeting internal certification standards in the following manner: RadioShack will pay one-half, Sprint one-fourth, and
Sprint Spectrum one-fourth of the initial cost of production of the certification materials and test sheets, in a total amount estimated to be less than $25,000 (each one-fourth to be estimated to be less than $6,250). Sprint will pay one-half and Sprint Spectrum will pay one-half of the cost of a certification training video (estimated total cost to be between $25,000 and $50,000). Sprint will pay one-half and Sprint Spectrum will pay one-half of the duplication cost of a certification training video (estimated to be $3 per tape for 5,000 tapes for a total of $15,000). RadioShack agrees to distribute these video tapes at no cost to Sprint and Sprint Spectrum. RadioShack will pay one-half, Sprint one-fourth and Sprint Spectrum one-fourth of the maintenance of this program, up to a maximum of $10,000 total per year ($2,500 per one-fourth). The certification material and video must be approved by the JSC before distribution and use thereof.

     (d) Payment. The Party paying, advancing or incurring any cost or expense under this Agreement shall invoice the other Party for the other's allocable share. The other Party will pay its share within thirty (30) days of such invoice.

     (e) Other Program Expenses. The Parties anticipate that there will be additional costs and expenses incurred by the Parties with respect to the Program during the term of this Agreement. Unless otherwise mutually agreed by the Parties, all such costs and expenses will be borne entirely by the Party incurring such costs and expenses.

8. Acceptance of Orders for Services and Cancellation, Customer Service, Discontinuance of Service or Shortage of Capacity

     (a) Orders submitted by customers who sign up through RadioShack for Sprint or Sprint Spectrum Services are not binding on Sprint or Sprint Spectrum until accepted by Sprint or Sprint Spectrum. Each of Sprint and Sprint Spectrum reserve the right at its sole discretion to decline to accept any order for their respective Services solicited or taken by RadioShack, provided Sprint and Sprint Spectrum, as the case may be, will not discriminate against or apply any more stringent standards upon RadioShack customers than any other potential Sprint or Sprint Spectrum customer. Sprint and Sprint Spectrum may, for a valid business purpose, cancel or suspend any order for Services, either in whole or in part, without liability to RadioShack, at any time after acceptance by Sprint and Sprint Spectrum. Sprint and Sprint Spectrum further reserve the right to allocate their Services during periods of shortages without incurring any liability to RadioShack for payment of compensation hereunder. Sprint and Sprint Spectrum may discontinue offering for sale or the actual sale of any Product or Service, notwithstanding the fact that it may be listed on any of the attached Addenda, provided in such event, RadioShack may offer in the Retail Store a competitor's products or services (provided such products and services are not merchandised in the immediate vicinity of the Merchandising Display) to replace those Products or Services discontinued by Sprint or Sprint Spectrum, unless such discontinued Products or Services are replaced by Sprint or Sprint Spectrum with reasonably comparable services within a reasonable time after such discontinuation.

     (b) Sprint and Sprint Spectrum shall provide customer service for their respective Services in accordance with each of their respective standard practices and customer agreements. Customers for Services will be customers of Sprint and/or Sprint Spectrum and shall remain customers of Sprint and/or Sprint Spectrum after termination of this Agreement.

     (c) Customer installation dates given by Sprint and Sprint Spectrum shall be approximate only.

9.   Sprint Trademark License

     (a) License. Sprint grants to RadioShack a non-exclusive, nontransferable, revocable license, without the right to sublicense, to use the Sprint Marks as set forth in the Agreement in the Territory in connection with the provision of the Products and Services set forth on the Addenda attached hereto. For
Services, RadioShack has the right to use the Sprint Marks to promote and solicit orders for those Sprint Services identified in the Addenda. For Products, RadioShack has the right to use the Sprint Marks on those quantities of RadioShack-sourced residential consumer telephones, as defined herein, approved by Sprint, and to promote, offer for sale and sell Sprint-sourced Products identified in the Addenda, provided, nothing in this Agreement permits RadioShack to use Sprint Marks to brand, co-brand or dual-brand any products or services without Sprint's prior written consent, which consent may be withheld in Sprint's sole discretion for any reason, including but not limited to failure to be supplied with acceptable product warranties and indemnification relating to such products.

     (b) Use of Marks. RadioShack agrees to use the Sprint Marks only as set forth in the Sprint Trademark Usage Guidelines, and in this Agreement and to follow the standards of quality established by Sprint. RadioShack must not use the Sprint Marks in combination with any other trade name, trademark or service mark, including RadioShack's Marks except as otherwise set forth in the Sprint Trademark Usage Guidelines and in this Agreement, without the prior written approval of Sprint.

     (c) Sprint or Sprint Spectrum after providing written notice to RadioShack of a breach of any trademark license provision, and after providing a reasonable time to cure such breach, but not less than thirty (30) days, may, at its option, take those actions reasonably necessary to protect Sprint or Sprint Spectrum's trademark rights. Notwithstanding the foregoing, a breach of these license provisions may give rise to irreparable injury; consequently, Sprint or Sprint Spectrum may seek injunctive relief without entering into any dispute resolution or arbitration process.

     (d) Control of Marks.

     (i) Sprint has the right, at all reasonable times, to inspect RadioShack's relevant facilities and review the manner in which RadioShack provides products and services so that Sprint may satisfy itself that the products and services with which the Sprint Marks are used meet Sprint's established standards.

     (ii) RadioShack agrees to adhere to the trademark usage guidelines furnished by Sprint for the depiction of the Sprint Marks (" Sprint Trademark Usage Guidelines"). The attached Exhibit 9(d)(ii) "Summary of Brand Identity Standards, December, 1995" will function as the current ver- sion of the Sprint Trademark Usage Guidelines.
          (iii)RadioShack agrees to include on the packaging of each RadioShack-sourced, Sprint-branded Product, on all advertising and promotional materials, and on all labels bearing any of the Sprint Marks the following notice:

                    "[Sprint Mark] is a registered* trademark of Sprint Communi-
                         cations Company L.P. Used under license."

                    * "Registered" - to be used only when the Mark is registered in the USPTO.

     (iv) RadioShack agrees that, except with respect to materials substantially identical to materials that have previously been approved, it will furnish to Sprint for trademark usage approval prior to any use of the Sprint Marks a sample of each use of the Sprint Marks that is different from previously approved usages on advertising, promotional materials, packaging and labels. RadioShack agrees to amend the use of the Sprint Marks in any such advertising, promotional materials, packaging or labels if the use of the Sprint Marks is not approved by Sprint in accordance with the terms of this Agreement. RadioShack will use all commercially reasonable efforts to provide sufficient submission lead times to allow Sprint adequate review and approval time on trademark usage of Sprint Marks by RadioShack. Sprint will use all commercially reasonable efforts to provide trademark usage review and approval within the time constraints applicable to the conduct of RadioShack's retail operations and the specific advertising, promotional, packaging or label usage proposed for the Sprint Marks. If, however, such approval is not received by RadioShack within 5 business days of the date of receipt by Sprint of such materials, such materials will be deemed approved unless Sprint and RadioShack agrees on a longer period of time for approval of specific materials. All materials will be sent for approval to:

                    Patrice  Dougherty,  Sr.  Intellectual  Property  Analyst
                       Sprint Communications Company L.P.
                    8140 Ward Parkway
                    Kansas City, MO 64114
                    Facsimile: (913) 624-6388

     (v) RadioShack must not offer for sale, advertise, promote, distribute, or use for any purpose any RadioShack-sourced, Sprint-branded Product or associated packaging that is damaged, defective, is a second, or that otherwise fails to meet the specifications and quality requirements listed in Exhibit 12(c)(i) without the prior written consent of Sprint.


     (e) Royalties. Sprint provides this license royalty-free to RadioShack.

     (f) Rights in Marks.

     (i) All uses of the Sprint Marks by RadioShack inure to the benefit of Sprint. RadioShack acquires no rights, title or interest in the Sprint Marks or the goodwill associated with them, other than the right to use the Sprint Marks in accordance with this Agreement. In accepting this Agreement, RadioShack acknowledges Sprint's ownership of the Sprint Marks, their validity and the goodwill connected with them. RadioShack shall not attack the Sprint Marks, nor assist anyone in attacking them. RadioShack further agrees not to make any application to register the Sprint Marks, nor to use any confusingly similar trademark, service mark, trade name, or derivation, during the term of this Agreement or thereafter. This paragraph will survive the termination of this Agreement.

     (ii) At the request of Sprint, RadioShack will execute any papers or documents reasonably necessary to protect the rights of Sprint in the Sprint Marks and execute and deliver such other documents as may be reasonably requested by Sprint. (g) Infringement. RadioShack shall promptly notify Sprint of any unauthorized use of the Sprint Marks that comes to RadioShack's attention. Sprint in its sole discretion may take such action as may be required to prosecute the infringement. In the event that Sprint decides that action should be taken against such third parties, Sprint may take such action either in its own name, or alternatively, Sprint may authorize RadioShack to initiate such action in RadioShack's name. In either event, RadioShack agrees to cooperate fully with Sprint to whatever extent it is necessary to prosecute such action, all expenses being borne by Sprint and all damages which may be recovered being solely for the account of Sprint.

     (h) Indemnification.

     (i) Except as set forth herein and in Section 18 of this Agreement, RadioShack shall defend, indemnify and hold harmless Sprint and Sprint Spectrum, their subsidiaries, officers, agents, employees and Affiliates from all Damages arising out of or resulting from any act or omission of RadioShack relating to claims for unauthorized use or misuse of any Sprint/Sprint Spectrum Mark. Notwithstanding the above, RadioShack shall not be responsible for and shall not defend, indemnify or hold harmless Sprint or Sprint Spectrum from any Damages arising out of or resulting from claims of trademark infringement that are based solely on depicting the Sprint/Sprint Spectrum Marks in accordance with the Sprint Trademark Usage Guidelines, or pursuant to other authorization by Sprint or Sprint Spectrum, as the case may be.

10.  Sprint Spectrum Trademark License

     Sprint Spectrum has no marks to be licensed under this Agreement. If the Parties later desire to license any Sprint Spectrum Marks, they agree to negotiate a Trademark License substantially similar to the Trademark Licenses provisions contained in this Agreement.

11.  RadioShack Trademark License

     (a) License. RadioShack grants to Sprint and Sprint Spectrum each a non-exclusive, nontransferable, revocable license, without the right to sublicense, to use the RadioShack Marks as set forth in this Agreement in the Territory in connection with the promotion of the sale and use of the Products and Services set forth on the Addenda attached hereto.

     (b) Use of Marks. Sprint and Sprint Spectrum agree to use the RadioShack Marks only as set forth in this Agreement and to follow the standards of quality established by RadioShack. Sprint and Sprint Spectrum must not use the RadioShack Marks in combination with any other trade name, trademark or service mark, except as otherwise set forth in the RadioShack Trademark Usage Guidelines in this Agreement, without the prior written approval of RadioShack.

     (c) RadioShack after providing written notice to a Sprint or Sprint Spectrum of a breach of any trademark license provision, and after providing a reasonable time to cure such breach, but not less than thirty (30) days, may, at its option, take those actions reasonably necessary to protect RadioShack's trademark rights. Notwithstanding the foregoing, a breach of these license provisions may give rise to irreparable injury; consequently, RadioShack may seek injunctive relief without entering into any dispute resolution or arbitration process.

     (d) Control of Marks.

     (i) Sprint and Sprint Spectrum agree to adhere to the trademark usage guidelines furnished by RadioShack for the depiction of the RadioShack Marks ("RadioShack Trademark Usage Guidelines"). The attached Exhibit 11(d)(ii) will function as the current version of the RadioShack Trademark Usage Guidelines.

     (ii) Sprint and Sprint  Spectrum  agree to include on all  advertising  and
          promotional   materials  bearing  any  of  the  RadioShack  Marks  the
          following notice:

               "[RadioShack  Mark] is a registered*  Trademark of  Technology
                Properties,Inc. Used under license."

          * "Registered" to be used only when the Mark is registered in the USPTO.

     (iii)Sprint agrees that, except with respect to materials substantially identical to materials that have previously been approved, it will furnish to RadioShack for trademark usage approval prior to any use of the RadioShack Marks a sample of each use of the RadioShack Marks that is different from previously approved usages on advertising, promotional materials, packaging and labels. Sprint agrees to amend the use of the RadioShack Marks in any such advertising, promotional materials, packaging or labels if the use of the RadioShack Marks is not approved by Radioshack in accordance with the terms of this Agreement. Sprint will use all commercially reasonable efforts to provide sufficient submission lead times to allow RadioShack adequate review and approval time on trademark usage of RadioShack Marks by Sprint. Radioshack will use all commercially reasonable efforts to provide trademark usage review and approval within the time constraints applicable to the conduct of Sprint's operations and the specific advertising, promotional, packaging or label usage proposed for the RadioShack Marks. If, however, such approval is not received by Sprint within 5 business days of the date of receipt by RadioShack of such materials, such materials will be deemed approved unless Sprint and RadioShack agree on a longer period of time for approval of specific materials. All materials will be sent for approval to:

                        General Counsel
                        Tandy Corporation
                        1800 One Tandy Center
                        Fort Worth, TX  76102

     (e) Royalties. RadioShack provides this license royalty-free to Sprint and Sprint Spectrum.

     (f) Rights in Marks.

     (i) All uses of the RadioShack Marks by Sprint and Sprint Spectrum inure to the benefit of RadioShack. Sprint and Sprint Spectrum acquire no rights, title or interest in the RadioShack Marks or the goodwill associated with them, other than the right to use the RadioShack Marks in accordance with this Agreement. In accepting this Agreement, Sprint and Sprint Spectrum acknowledge RadioShack's ownership of the RadioShack Marks, their validity and the goodwill connected with them. Sprint and Sprint Spectrum shall not attack the RadioShack Marks, nor assist anyone in attacking them. Sprint and Sprint Spectrum further agree not to make any application to register the RadioShack Marks, nor to use any confusingly similar trademark, service mark, trade name, or derivation, during the term of this Agreement or thereafter. This paragraph will survive the termination of this Agreement.

     (ii) At the request of RadioShack, Sprint and Sprint Spectrum will execute any papers or documents reasonably necessary to protect the rights of RadioShack in the RadioShack Marks and execute and deliver such other documents as may be reasonably requested by RadioShack.

     (g) Infringement. Sprint and Sprint Spectrum shall promptly notify RadioShack of any unauthorized use of the RadioShack Marks that comes to Sprint or Sprint Spectrum's attention. RadioShack in its sole discretion may take such action as may be required to prosecute the infringement. In the event that RadioShack decides that action should be taken against such third parties, RadioShack may take such action either in its own name, or alternatively, RadioShack may authorize Sprint or Sprint Spectrum to initiate such action in Sprint or Sprint Spectrum's name. In either event, Sprint and Sprint Spectrum agree to cooperate fully with RadioShack to whatever extent it is necessary to prosecute such action, all expenses being borne by RadioShack and all damages which may be recovered being solely for the account of RadioShack.

     (h) Indemnification.

     (i) Except as set forth herein and in Section 18 of this Agreement, Sprint and Sprint Spectrum, as the case may be, shall defend, indemnify and hold harmless RadioShack, its officers, agents, employees and Affiliates from all Damages arising out of or resulting from any act or omission of Sprint or Sprint Spectrum, as the case may be, relating to claims for unauthorized use or misuse of any RadioShack Mark. Notwithstanding the above, Sprint and Sprint Spectrum shall not be responsible for and shall not defend, indemnify or hold harmless RadioShack from any Damages arising out of or resulting from claims of trademark infringement that are based solely on depicting the RadioShack Marks in accordance with the RadioShack Trademark Usage Guidelines, or pursuant to other authorization by RadioShack.

     (ii) Except as set forth herein and in Section 18 of this Agreement, RadioShack shall defend, indemnify and hold harmless Sprint and Sprint Spectrum, their subsidiaries, offices, agents, employees and
          Affiliates from all Damages arising out of the proper use of RadioShack Marks.

12.  Quality Control and Approval

     (a) Quality Control, Approvals, and Samples--RadioShack-Sourced Products.

     (i) RadioShack agrees that RadioShack-sourced, Sprint-branded products will meet the applicable quality and standard requirements furnished by Sprint ("Sprint Quality Standards"). The Attached Exhibit 12(a)(i) will function as the current version of the Sprint Quality Standards. Approval of a particular product pursuant to Section 12(a)(ii) below will not be deemed a waiver of any of the quality and standard requirements set forth in Exhibit 12(a)(i) with respect to any other product.

     (ii) RadioShack agrees to submit a reasonable number of representative samples of each RadioShack-sourced, Sprint-branded product at no cost for review and written approval prior to any use, sale or other distribution by RadioShack. RadioShack must not distribute any RadioShack-sourced, Sprint-branded product until final approval of such samples is received in writing from Sprint, such approval not to be unreasonably withheld. Samples are to be provided to the person designated by Sprint in writing to RadioShack.


     (iii)RadioShack agrees that all RadioShack-sourced, Sprint-branded products that it advertises, distributes and sells will be substantially identical to and of no lesser quality than the final samples approved. RadioShack agrees to submit to Sprint for written approval any proposed change from the final samples approved involving any material alteration in the form fit and structure, design or quality of the RadioShack-sourced, Sprint-branded products prior to RadioShack's advertisement, sale or distribution.

     (b) Quality Control, Approvals, and Samples--Sprint-Sourced Products.

     (i) Sprint agrees that the Sprint-sourced, Sprint-branded Products will meet the applicable quality and standard requirements furnished by RadioShack ("RadioShack Quality Standards"). The Attached Exhibit 12(b)(i) will function as the current version of the RadioShack Quality Standards. Approval of a particular product pursuant to
          Section 12(b)(ii) below will not be deemed a waiver of any of the quality and standard requirements set forth in Exhibit 12(b)(i) with respect to any other product.

     (ii) Sprint agrees to submit a reasonable number of representative samples of each Sprint-sourced, Sprint-branded product at no cost for review and written approval prior to any use, sale or other distribution by RadioShack. RadioShack must not distribute any Sprint-sourced,
          Sprint-branded product until final approval of such samples is received in writing from Sprint, such approval not to be unreasonably withheld. Samples are to be provided to the person designated by RadioShack in writing to Sprint.


     (iii)Sprint agrees that all Sprint-sourced, Sprint-branded products that Sprint advertises, distributes and sells will be substantially identical to and of no lesser quality than the final samples approved. Sprint agrees to submit to RadioShack for written approval any proposed change from the final samples approved involving any material alteration in the form fit and structure, design or quality of the Sprint-sourced, Sprint-branded products prior to RadioShack's advertisement, sale or distribution.

13.  Copyright and Patent Indemnification and Infringement

     (a) RadioShack shall promptly notify Sprint or Sprint Spectrum of any event of third party infringement of Sprint or Sprint Spectrum copyrights in a work or authorship related to this Agreement ("Works") that comes to RadioShack's attention. RadioShack agrees to reasonably assist Sprint and Sprint Spectrum in the prosecution of any claim or lawsuit against infringement of the Sprint or Sprint Spectrum Works by providing such relevant evidence as RadioShack may have within its control. Sprint and Sprint Spectrum agree to reimburse RadioShack for RadioShack's out-of-pocket expenses (including attorney's fees and expenses) reasonably and solely incurred in providing such evidence and reasonable assistance. To the extent permitted by law, RadioShack shall have the right to intervene at its own expense in any legal proceedings affecting its copyrights. Sprint and Sprint Spectrum may at their own expense and in the exercise of their sole discretion bring a claim or lawsuit to restrain any infringement of the Sprint and Sprint Spectrum Works, in its own name, and shall be entitled to receive and retain for its own use and benefit any recovery awarded in such lawsuit. Sprint and Sprint Spectrum may only name RadioShack as a plaintiff or join RadioShack as a party to any such lawsuit after obtaining RadioShack's prior written permission and after Sprint and Sprint Spectrum have agreed in writing to reimburse RadioShack for all reasonable attorney's fees, costs and expenses incurred.

     Sprint and Sprint Spectrum shall defend, indemnify and hold RadioShack harmless from any Damages imposed on or incurred by RadioShack as a result of any claim or lawsuit brought against RadioShack: (A) claiming direct or contributory infringement or inducement to infringe a third party's patent, copyright or similar intellectual property of right arising out of RadioShack's, Sprint's or Sprint Spectrum's importing, using, soliciting orders for, or selling Products or Services supplied by Sprint or Sprint Spectrum or made to specifications supplied by Sprint or Sprint Spectrum for compatibility with the Services; (B) claiming contributory infringement of or inducement to infringe a third party's patent, copyright or similar intellectual property right arising out of RadioShack's: (1) importing or making Products for sale; or (2) using or selling Products or products, in association with the Services of Sprint or Sprint Spectrum, wherein such Products or products do not directly infringe such third party's intellectual property right; or (C) claiming infringement of a third party's copyright or similar intellectual property right resulting from RadioShack's exercise of any of the exclusive rights of an owner of copyright or similar intellectual property right with respect to any work or material supplied by Sprint or Sprint Spectrum under this Agreement for use by RadioShack, provided that RadioShack complies with the procedure set forth in
Section 14(g) below.

     (b) Sprint or Sprint Spectrum shall promptly notify RadioShack of any event of third party infringement of RadioShack copyrights in a work or authorship related to this Agreement ("Works") that comes to Sprint or Sprint Spectrum's attention. Sprint or Sprint Spectrum agrees to reasonably assist RadioShack in the prosecution of any claim or lawsuit against infringement of RadioShack Works by providing such relevant evidence as Sprint or Sprint Spectrum may have within its control. RadioShack agrees to reimburse Sprint or Sprint Spectrum for Sprint or Sprint Spectrum's out-of-pocket expenses (including attorney's fees and expenses) reasonably and solely incurred in providing such evidence and reasonable assistance. To the extent permitted by law, Sprint or Sprint Spectrum shall have the right to intervene at its own expense in any legal proceedings affecting Sprint's or Sprint Spectrum's copyrights. RadioShack may at RadioShack's own expense and in the exercise of RadioShack's sole discretion bring a claim or lawsuit to restrain any infringement of the RadioShack Works, in its own name, and shall be entitled to receive and retain for its own use and benefit any recovery awarded in such lawsuit. RadioShack may only name Sprint or Sprint Spectrum as a plaintiff or join Sprint or Sprint Spectrum as a party to any such lawsuit after obtaining Sprint or Sprint Spectrum's prior written permission and after RadioShack agrees in writing to reimburse Sprint or Sprint Spectrum for all reasonable attorney's fees, costs and expenses incurred.

     RadioShack shall defend, indemnify and hold Sprint or Sprint Spectrum harmless from any Damages imposed on or incurred by Sprint or Sprint Spectrum as a result of any claim or lawsuit brought against Sprint or Sprint Spectrum: (A) claiming direct or contributory infringement of or inducement to infringe a third party's patent, copyright or similar intellectual property right arising out of Sprint or Sprint Spectrum's or RadioShack's importing, using, soliciting orders for, or selling products or services supplied by RadioShack or made to specifications supplied by RadioShack for compatibility with the Services; (B) claiming contributory infringement of or inducement to infringe a third party's patent, copyright or similar intellectual property right arising out of Sprint or Sprint Spectrum's: (1) importing or making products for sale; or (2) using or selling Products or products, in association with the services of RadioShack, wherein such Products or products do not directly infringe such third party's intellectual property right; or (C) claiming infringement of a third party's copyright or similar intellectual property right resulting from Sprint or Sprint Spectrum's exercise of any of the exclusive rights of an owner of copyright or similar intellectual property right with respect to any work or material supplied by RadioShack under this Agreement for use by Sprint or Sprint Spectrum, provided that Sprint or Sprint Spectrum as the case may be, comply with the procedure set forth in Section 14(g) below.

14. Representations and Warranties: Indemnification - Each Party represents and warrants to the other Parties that:

     (a) Due Incorporation or Formation; Authorization of Agreements - The Party is a limited partnership or corporation as the case may be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified or licensed to do business as a foreign corporation, limited partnership, or entity and is in good standing in each jurisdiction in which it will conduct business or carry out the transactions contemplated under this Agreement, if the failure to be so qualified would have a material adverse effect on the business or assets of the respective Party or materially affects its ability to perform its obligations hereunder. The Party has the full power and authority to own its property and carry on its business as owned and carried on at the date of this Agreement. The Party has the full power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Party has been duly authorized by all necessary corporate/partnership action. This Agreement constitutes the legal, valid and binding obligation of the Party, enforceable in accordance with its terms, subject as to enforceability limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies. The Party has all necessary licenses to market and sell the Products and Service as contemplated by this Agreement.

     (b) No Conflict; No Default - Except under subparagraph (b) (iii) with respect to any lease of any Retail Store and except as set forth on Schedule 14(b), to the best of the knowledge, information and belief of the Party, neither the execution, delivery and performance of this Agreement nor the consummation by the Party of the transactions contemplated hereby:

     (i) will violate or cause a breach of any of the terms, conditions or provisions of any existing law, regulation, order, writ, injunction, decree, determination or award of any governmental authority or any arbitrator, applicable to such Party,

     (ii) will violate or cause a breach of or constitute a default under any of the terms, conditions or provisions of the certificate or articles of incorporation or bylaws (or other governing documents) of such Party or of any material agreement or instrument to which such Party is or may be bound or to which any of its material properties or assets is subject, including the course of conduct between the Party and the other party(ies) to such agreement,

     (iii)will violate or cause a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any interests or rights or require any consent, authorization or approval under any indenture, mortgage or lease agreement or material financial obligation to which such Party or by which such Party is or may be bound, or

     (iv) will  require  any   consent,   approval  or   authorization   of,  or
          declaration,   filing  a  registration   with,  any   governmental  or
          regulatory authority, or

     (v) will require any license, other than those currently held by a Party with the good faith belief that such license will endure or is renewable and will be renewed by such Party for the full term of this Agreement, under the intellectual property rights of a third party.

     In addition, except as provided in Schedule 14(b) attached to this Agreement, RadioShack represents and warrants to the other Parties that it has contacted each of the Cellular Radiotelephone Service Carriers listed on Exhibit 14(b) and that, to the best of its information, knowledge and belief, the execution, delivery and performance of this Agreement will not violate or cause a breach or constitute a default under (whether with notice or lapse of time or both) of any existing contract by and between RadioShack and any of the Cellular Radio Telephone Service Carriers listed on Exhibit 14(b) in any of the Licensed Markets listed on Schedule III.1 of the National Agreement to Market Personal Communications Services Addendum attached hereto.

     (c) Litigation - There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Party, threatened against or affecting the Party or any of its properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation, could lead to any action, suit or proceeding, which if adversely determined could) reasonably be expected to have a material adverse effect on the Party's ability to perform its obligations under this Agreement. The Party has not received any currently effective notice of default under any law, regulation, contract, agreement or otherwise which if not timely cured could have a material adverse effect on the Party's ability to perform its obligations under this Agreement. The Party is not in default under any applicable order, writ, injunction, decree, permit, determination or award of any governmental authority or any arbitrator which could reasonably be expected to have a material adverse effect on the Party.

     (d) Right to Disclose; Marks, Ownership and Registration - Each Party warrants that it has the right to disclose all Proprietary Information which it has disclosed to the other Party pursuant to this Agreement. Except as expressly provided otherwise in this Agreement, none of the Parties make any representation or warranty, express or implied, with respect to any Proprietary Information.

     Each respective Party's Marks and the registration thereof are good, valid and enforceable at law and in equity. Marks which are being applied for and those for which registrations have not been renewed are not included in this representation and warranty (it being understood no Party, by this exception, waives its claim to such Marks and this Agreement shall apply to such Marks even if only applied for or currently not registered).

     (e) Indemnification - Each Party hereto (the "Indemnifying Party") agrees to indemnify and hold harmless the other Parties hereto and their permitted assigns, and their partners, officers, directors, employees and agents, and each of their representatives, and their successors and assigns (collectively, the "Indemnitees") at all times from and after the Effective Date against and in respect of any Damages (hereinafter defined) suffered by the Indemnitees as a direct or indirect result of any claims, actions or demands by a third party, who is not an Affiliate of a Party hereto, to the extent caused by (i) any breach of any representation or warranty made by the Indemnifying Party in this Agreement or any agreement executed by the Indemnifying Party in connection herewith; (ii) breach or default in the performance by the Indemnifying Party of any of the covenants to be performed by the Indemnifying Party under this Agreement or any agreement executed by the Indemnifying Party in connection herewith; (iii) any debts, liabilities or obligations of the Indemnifying Party, whether accrued, absolute, contingent, or otherwise, due or to become due; (iv) any claim by a third party preventing the Indemnifying Party from substantially performing its material obligations hereunder; (v) the Indemnifying Party's acts or omissions with respect to any advertising (other than claims arising out of (A) the proper use of the Indemnified Party's Marks, and (B) advertising that is specifically approved in form and content by the Parties, or (vi) any other act or omission of the Indemnifying Party, or any occurrence on the property of the Indemnifying Party, unrelated to this Agreement. In addition, notwithstanding any term or provision of any purchase order or Addendum to this Agreement, RadioShack will indemnify and hold harmless Sprint and Sprint's Indemnitees from all Damages relating to or arising out of the manufacture, sale or distribution of any RadioShack-sourced, Sprint-branded products, not attributable to any act or omission of Sprint or otherwise addressed herein; and notwithstanding any term or provision of any purchase order or Addendum to this Agreement, Sprint will indemnify and hold harmless RadioShack and RadioShack's Indemnitees from all Damages relating to or arising out of the manufacture, sale or distribution of any Sprint-sourced, Sprint-branded products, not attributable to any act or omission of RadioShack or otherwise addressed herein. PROVIDED, HOWEVER, that claims, actions and judgments against an Indemnitee for wrongful or tortious interference with contractual relationships or wrongful or tortious inducement of breach of contract or like claims or actions under the case law, statutes or regulations of any jurisdiction, and all Damages awarded in respect of such claims (including any actual or punitive damages) are specifically excluded from this indemnification obligation.

     (f) For the purposes of this Agreement and unless otherwise specifically provided, the term "Damages" shall include (i) all amounts finally awarded or charged against an Indemnitee and all actual out-of-pocket expenses or costs incurred by such Indemnitee(s), including reasonable professional and attorneys' fees and expenses incurred in investigating or in attempting to avoid the same or oppose the imposition thereof and (ii) interest at a rate per annum equal to that announced from time to time by the Wall St. Journal as the "prime rate" or "base rate" (or the legal rate of interest, if lower) from the date thirty (30) days after notice of any such claim for indemnification under this Agreement is given, or if an unliquidated claim, from such later date as the claim is liquidated, to the date full indemnification is made therefor, but Damages shall not include any amounts for which any one of the Indemnitees actually receives payment under an insurance policy, excluding self-insured amounts and deductible amounts.

     (g) Promptly upon receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, with respect to any matter as to which an Indemnifying Party has agreed to indemnify an Indemnitee under the provisions of this Agreement, the Indemnitee will give prompt notice thereof in writing to the Indemnifying Party, together with the statement of such information respecting such demand, assertion, claim, action or proceeding as the Indemnitee shall then have. If the Indemnifying Party acknowledges full liability or potential liability without admitting same under this Agreement, the Indemnifying Party shall have the right to contest and defend by all appropriate legal or other proceedings any demand, assertion, claim, action or proceeding with respect to which it has been called upon to indemnify the Indemnitee under the provisions of this Agreement; provided, however, that:

     (i) notice of intention so to contest shall be delivered to the Indemnitee within twenty (20) calendar days from the receipt by the Indemnifying Party of notice of the assertion of such demand, assertion, claim, action or proceeding;

     (ii) the Indemnifying Party will pay all costs and expenses of such contest or defense, including all attorneys' and accountants' fees, and the cost of any bond required by law to be posted in connection with such contest or defense;

     (iii)such contest or defense shall be conducted by reputable attorneys employed by the Indemnifying Party and reasonably approved by the Indemnitee, at the Indemnifying Party's sole cost and expense, but the Indemnitee shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing, at the Indemnitee's cost and expense without contribution or indemnification by the Indemnifying Party for such costs or expenses;

     (iv) if after such opportunity, the Indemnifying Party does not elect to assume the defense in any such proceedings, the Indemnifying Party shall be bound by the results obtained by the Indemnitee, including without limitation any out-of-court settlement or compromise;

     (v) if the Indemnifying Party assumes the defense, the Indemnitee(s) will not settle, or attempt to settle, such claim without the Indemnifying Party's consent; and


     (vi) the Indemnifying Party will not settle any claim without the prior written consent of the Indemnitees, unless the settlement contains a complete and unconditional release of the Indemnitee(s), and the settlement does not involve the imposition of any nonmonetary relief on the Indemnitees.

     (h) Remedies in General - No delay or omission on the part of any Party in exercising any right or remedy shall operate as a waiver of said right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or a waiver of any right on any future occasion. Every right and remedy of a Party shall be cumulative and in addition to every other right and remedy expressed in this Agreement or allowed by law or equity, and may be exercised singularly or concurrently.

15. Publicity - Except for legally mandated disclosures, any press releases or public announcements relating to this Agreement or the terms of the Agreement must be mutually agreed upon by the Parties.

16. Independent Contractors - Nothing contained in this Agreement is intended or shall be construed to create or establish any agency, partnership, joint venture or other profit-sharing arrangement, landlord-tenant, or lessor-lessee relationship between the Parties. No Party shall have any authority, express or implied, to create or assume any obligation, enter into any agreement, make any representation or warranty, file any document with any governmental body, or serve or accept legal process on behalf of any other Party, settle any claim by or against any other Party, or to bind or otherwise render any other Party liable in any way to any other person, without the prior express written consent of the Party to be affected by such action.

17. Product and Service Representations - All Product and Service warranties will be limited to, and be as set forth, on each respective Addendum attached hereto. RadioShack will not make to any customer or potential customer any representation or warranties whatsoever on behalf of Sprint or Sprint Spectrum, and shall effectively disclaim any authority to make such warranty or representation on Sprint's or Sprint Spectrum's behalf, to any customer or potential customer regarding any of the Products or Services, except as specifically authorized by Sprint or Sprint Spectrum on an Addendum attached hereto, as appropriate.

     Sprint and Sprint Spectrum will not make to any customer or potential customer any representation or warranty whatsoever on behalf of RadioShack, and shall effectively disclaim any authority to make such warranty or representation on RadioShack's behalf, to any customer or potential customer regarding any of the Products or Services, except as specifically authorized by RadioShack on an Addendum attached hereto, as appropriate.

18. Limitation of Liability - IN NO EVENT WILL ANY PARTY BE LIABLE TO THE OTHER PARTIES FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE DAMAGES, OR LIKE DAMAGES, HOWEVER CALLED, OR LOSS OF PROFITS, ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS UNDER, OR BREACH OF THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES, OR LOSS OF PROFITS, ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST WHICH A PARTY TO THIS AGREEMENT HAS A SPECIFIC OBLIGATION TO INDEMNIFY ANOTHER PARTY TO THIS AGREEMENT.

     NOTWITHSTANDING ANY INDICATION TO THE CONTRARY HEREIN, IN NO EVENT WILL ANY PARTY, INCLUDING SPRINT AND SPRINT SPECTRUM, BE LIABLE OR HAVE ANY JOINT AND SEVERAL OBLIGATION FOR THE INDEMNIFICATION OBLIGATIONS, OR ANY OTHER OBLIGATIONS OR LIABILITIES, OF ANY OTHER PARTY UNDER THIS AGREEMENT OR ANY ADDENDUM HERETO. THIS COVENANT DOES NOT AFFECT THE OBLIGATION OF A PARTY TO INDEMNIFY ANOTHER PARTY AS SPECIFICALLY PROVIDED HEREIN.

19.  Termination

     (a) Termination Events. No Party will have the right to terminate this Agreement for a period of thirty-six (36) months after the Effective Date unless the grounds for termination are:

     (i) that another Party has been convicted of a violation of a Federal, state or local criminal statute and such conviction actually and materially adversely affects that Party's ability to perform its obligations under this Agreement;

     (ii) that a final judgment has been entered against another Party finding said Party in violation of a Federal, state or local statute or regulation and such final judgment actually and materially affects that Party's ability to perform its obligations under this Agreement;

     (iii)that another Party has (a) filed a voluntary petition in bankruptcy or voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts, or any other relief under the Federal Bankruptcy Code or under any other insolvency act or law now or hereafter existing, (b) made a general assignment for the benefit of creditors, or (c) admitted in writing its inability to pay its debts as they mature;

     (iv) that another Party has had (a) an involuntary petition filed against it seeking reorganization, arrangement, readjustment of its debts, or any other relief under the Federal Bankruptcy Code or under any other insolvency act or law now or hereafter existing (b) a receiver or trustee appointed involuntarily, and such petition or action is not suspended, stayed or dismissed within sixty (60) days after filing or appointment, as the case may be.

     (v) that a Final Order has been issued by the Arbitrator containing a finding of a material breach of contract, representation or warranty given by a Party in this Agreement or of any other material breach of this Agreement by the Party against which termination is sought; or

     (vi) that a Change of Control has occurred involving a Party, other than a transaction constituting a Change of Control by one Party of another Party.

     With respect to a termination pursuant to subsections (i)-(iv) the Party seeking termination will provide the other Parties sixty (60) days written notice following the occurrence of the event creating the grounds for termination; and, with respect to a termination pursuant to subsection (vi), the Party seeking termination will provide the other Parties one hundred twenty
(120) days written notice following the occurrence of the event creating the grounds for termination; and with respect to a termination pursuant to subsection (v), the Party seeking termination will have the right to an immediate termination following receipt of the Final Order, but in no event sooner than sixty (60) days from the date a Party first notifies the others in writing of a breach.

     (b) Intentionally left blank.

     (c) Termination after Thirty-Six Months. Each Party may unilaterally terminate this Agreement at any time after the end of the thirty-sixth (36th) month after the Effective Date upon one hundred eighty (180) days written notice following the unsatisfactory conclusion of the Dispute Resolution procedure set forth in Section 20(a) below. The Parties may by mutual agreement terminate this Agreement at any time after the end of the thirty-sixty (36th) month after the Effective Date by the following procedure:

     (i) A Party who desires to initiate the mutual termination process described herein (the "Initiating Party") shall notify each other
          Party to this Agreement (each a "Responding Party") in writing pursuant to Section 26 and signed by the Chief Executive Officer of the Initiating Party. Such notice shall state conspicuously that it is a "Notice of Request for Mutual Termination of Master Agreement." The Notice of Request for Mutual Termination may be withdrawn by the Initiating Party if the Initiating Party notifies each Responding Party of such withdrawal in writing signed by the said Chief Executive Officer prior to receiving the appropriate written responses from all Responding Parties described below.

     (ii) Within thirty (30) days from receipt of a Notice of Request for Mutual Termination from the Initiating Party or within such extended period as may be agreed upon by all Parties in writing, each Responding Party shall respond in writing signed by its Chief Executive Officer to the Initiating Party and send a copy of its response to the other Responding Party. The content of such responses shall only state:

     a. "Notice of Request for Mutual Termination of Master Agreement by (Party Name)" (if the Responding Party concurs with the Initiating Party and wishes to mutually terminate the Master Agreement); or

     b. "Rejection of Request for Mutual Termination of Master Agreement by (Party Name)" (if Responding Party does not concur with the Initiating Party and does not wish to mutually terminate the Master Agreement).

     Each Responding party shall use its best efforts to respond within the time period provided. Failure of any Responding Party to respond within the time period shall be deemed an automatic withdrawal of all Notices of Request for Mutual Termination of the Master Agreement by the Initiating Party and all Responding Parties.

     (iii)If all  parties  send  the  required  Notice  of  Request  for  Mutual
          Termination of the Master Agreement as set forth above, the Parties shall, within the next thirty (30) days or within such extended period as may be agreed by all Parties in writing, negotiate to determine and resolve all outstanding issues, including all amounts payable under
          Section 20(b)(iii) and all other amounts payable by a Party to the other Parties. Any such outstanding issues that are not resolved within the time provided will be submitted to arbitration in the manner set forth in this Agreement.

     (d) Termination Applies to All Parties. If this Agreement is terminated by a Party, this Agreement will be terminated in its entirety.

     (e) Mitigation of Losses. Upon the occurrence of an event creating grounds for termination under Section 19(a) above, including but not limited to, a claim that any Party has breached this Agreement or any representation or warranty given in this Agreement, the Parties shall use commercially reasonable efforts to mitigate damages caused by the occurrence of such event.

     (f) Duties Upon  Termination.  Upon the  expiration or  termination of this
Agreement:

     (i) Except as otherwise provided herein, the Parties will use all commercially reasonable efforts to cease immediately all of their respective efforts to promote the sale of the Products and Services through the Retail Stores including the use of the Combination Marks but in any event no later than sixty (60) days after expiration or termination of this Agreement;

     (ii) Except as otherwise provided herein, RadioShack will cease immediately the use of any Sprint and/or Sprint Spectrum Marks, and Sprint and Sprint Spectrum will cease immediately the use of RadioShack Marks, and each will cease immediately the use of the Combination Marks;

     (iii)Except as otherwise provided herein, the Parties will discontinue immediately making any statements or taking any actions that might cause third parties to infer that any business relationship continues to exist between the Parties pursuant to this Agreement, and where necessary or advisable, inform third parties that the Parties no longer have a business relationship pursuant to this Agreement; and

     (iv) RadioShack will retain possession of and take title to the Merchandising Display (if neither Sprint or Sprint Spectrum notifies RadioShack within thirty (30) days after the effective date of termination of such Party's intent to take and remove the Merchandising Display at such Party's expense), and RadioShack will remove and destroy the Sprint and/or Sprint Spectrum Marks and other designations from all Retail Stores, including the Merchandising Displays, at RadioShack's sole cost and expense, within sixty (60) days following termination of this Agreement.

     Notwithstanding anything to the contrary herein, following a termination of this Agreement, RadioShack may continue to advertise and sell the Products for the time period necessary to sell through or sell out each Product remaining in current inventories to the extent provided in each Addendum hereto, but in any event no later than twenty-four (24) months after expiration or termination of this Agreement. During such time, RadioShack may continue to use the Sprint Marks (but not in Combination Mark Format), but such use shall be subject to the terms of this Agreement and limited to the Products RadioShack has on order and in inventory as of the termination of this Agreement.

     (g) Subsequent Marketing. During the term of this Agreement, and for a period equal to the greater (i) five years following termination of this Agreement, or (ii) the time period set forth in any applicable governmental law or regulations, RadioShack will not sort out and use for its own purposes, including any target marketing, a list of customers who have purchased any of the Sprint or Sprint Spectrum Products or Services which are the subject of this Agreement, or make such list or any portion thereof available to another PCS or telecommunications carrier for the purpose of sale of products or services similar to those set forth on any Addendum attached hereto; provided, however, that this paragraph shall not be construed in any way to limit general use by RadioShack of RadioShack's lists compiled by RadioShack of its own customers purchasing products or services, including Products or Services.

     (h) Post Termination Compensation. For a period of twenty-four (24) months following the expiration or termination of this Agreement, Sprint and Sprint Spectrum shall pay RadioShack residual commissions and compensation at the rate and pursuant to the terms set forth on the applicable Addendum in effect on the effective date of termination or expiration of this Agreement.

     Upon a unilateral termination of this Agreement, Sprint or Sprint Spectrum, as the case may be, has the option in Sprint or Sprint Spectrum's sole discretion, but not the obligation, to pay to RadioShack, in one lump sum, within sixty (60) days after the termination date, an amount equal to the present value as of the effective date of (using a discount factor equal to the then current two year Federal T-Bill interest rate per annum) of a stream of Assumed Payments, as defined below) for 24 months, less payments made to RadioShack between the date of termination and the date of payment of the lump sum in full satisfaction of their respective obligations, as the case may be, to pay residual commissions hereunder. For the purposes of this option, the lump sum payment will be equal to the Assumed Payment multiplied by 24, and then discounted at the rate set forth above. For the purposes of this Agreement, "Assumed Payment" means the amount equal to 1/12th of the residuals actually earned by RadioShack from all Sprint or Sprint Spectrum Services, as the case may be, sold on a residual basis by RadioShack on behalf of Sprint or Sprint Spectrum during the twelve (12) month period immediately preceding a termination of this Agreement. Any bounties, activation fees, incentive program payments, marketing development funds, advertising funds or any other non-residual or one time payments made by Sprint or Sprint Spectrum to RadioShack will not be included in this calculation. If the Agreement is in effect for fewer than twelve (12) months prior to termination, the monthly average will be multiplied by twelve in order to arrive at the twelve month period.

20.   Dispute Resolution

     (a) Procedures - In the event of a dispute arising between any of the Parties, out of or relating to the Agreement or the performance of any obligations under the Agreement, the Parties agree to attempt, in good faith, to resolve such disputes through the escalation procedure set forth below:

     (i) The Joint Steering Committee members for the Parties shall meet by telephone or in person and attempt to resolve any dispute in good faith;

     (ii) If the Joint Steering Committee members are unable to resolve the dispute within five (5) business days, or such longer period of time as agreed by the Joint Steering Committee, the Parties' respective Joint Steering Committee members shall provide a written summary of the disputed issues to a senior division officers for each Party. The senior division officers (i.e., the president or titular head of each appropriate division or designated group of such Party) for each Party shall then meet by telephone or in person and attempt to resolve such dispute in good faith;

     (iii)If the senior division officers are unable to resolve the dispute within ten (10) business days, the senior division officers will provide a written summary of the disputed issues to the chief executive officers of each Party. The chief executive officers of each Party will then meet by telephone or in person and attempt to resolve such dispute in good faith;

     (iv) If the chief executive officers are unable to resolve the dispute within ten (10) business days, then either Party may terminate this Agreement as provided in Section 19(a)(v) or 19(c) above.

     (b) Termination Payments and Arbitration.

     (i)  Upon a unilateral  termination of this  Agreement by RadioShack  under
          Section 19(c), or by Sprint or Sprint Spectrum under Section 19(a), RadioShack will pay to Sprint and Sprint Spectrum an amount equal to the unamortized Merchandising Display Expenditures (less any credits or payments for the same previously received) as of the termination date of this Agreement, and Radio Shack will be entitled to receive only one-half of the amount otherwise payable by Sprint and Sprint Spectrum under Section 19(h) above;

     (ii) Upon a unilateral termination of this Agreement by Sprint or Sprint Spectrum under Section 19(c), or by RadioShack under Section 19(a), RadioShack will pay to Sprint and Sprint Spectrum an amount equal to one-half of the unamortized Merchandising Display Expenditures (less any credits or payments for the same previously received) as of the termination date of this Agreement, and RadioShack will be entitled to receive all of the amounts otherwise payable under Section 19(h).

     (iii)Upon a mutual  termination  of this  Agreement  by the  Parties  under
          Section 19(c), the Parties will meet and agree upon the amount of the unamortized Merchandising Display Expenditures, if any, payable to Sprint and Sprint Spectrum by Radio Shack and the amount of money otherwise payable under Section 19 (h), if any, payable to RadioShack by Sprint and Sprint Spectrum. taking into consideration the principles set forth in Section 20(b)(i) and Section 20(b)(ii).

     (iv) All payments due under this Section will be due and payable in immediately available funds within thirty (30) days of the effective date of the termination of this Agreement. If Sprint or Sprint Spectrum, as the case may be, elect the lump sum payment option in
          Section 19(h) above, the lump sum payment will be offset against the payment payable by Radio Shack hereunder.

     (v) Solely for the purposes of this Section 20(b), and notwithstanding any inconsistent period of amortization or depreciation schedule claimed or used by a Party hereto, the Merchandising Display Expenditures will be amortized as follows: the Merchandising Display Expenditures attributable to the fixtures will be amortized on the straight-line basis over one hundred (100) months; and Merchandising Display Expenditures attributable to the computer interface will be amortized on the straight-line basis over thirty-six (36) months. The starting date for the amortization with respect to each computer interface and fixtures for each Retail Store will be the first day of the first month in which a Merchandising Display is installed and operational in that Retail Store.

     Except for termination payment disputes under Section 20(b)(i) and (ii), the Parties will submit to an Arbitrator any dispute which cannot be resolved by the Parties regarding the unwinding of this relationship and any alleged breach of contract issues. The Arbitrator will determine what, if any, measures should be taken by the Parties to unwind the relationship; provided, however, that the Parties will not submit any trademark license provision to arbitration.

     Irrespective of termination, following the dispute resolution procedure set forth above, a Party may submit a good faith allegation of a breach of contract claim to the Arbitrator for determination by the Arbitrator, who will also determine the amount of damages, if any, to be paid by a Party to another Party for a breach of this Agreement. This Arbitration process shall be conducted in accordance with the procedures set forth on Schedule 20(b) attached hereto.

21.  Confidentiality

     (a) Restriction - All Proprietary Information disclosed by one Party to the other Parties is deemed to be confidential, restricted and proprietary to the disclosing Party.

     (b) Use - The Parties agree to use the Proprietary Information received from the other Parties only to accomplish the intent of this Agreement. No other rights to trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Proprietary Information between the Parties. Notwithstanding anything to the contrary herein or in the Confidentiality Agreement, either Party may attach this Agreement and attachments hereto to any public filing to the extent counsel for such Party reasonably determines necessary.

     (c) Copying - Proprietary Information supplied is not to be reproduced in any form except as required to perform a Party's obligations under this Agreement.

     (d) Care - The receiving Parties must provide the same degree of care to avoid disclosure or unauthorized use of the Proprietary Information as they provide to protect their own similar proprietary information. All Proprietary Information must be retained by the receiving Parties in a secure place with access limited to only such of the receiving Party's employees, attorneys, accountants or agents who need to know such information to perform a Party's obligations under this Agreement and to such third parties as the disclosing Party has consented to by prior written approval.

     (e) Ownership - All Proprietary Information, unless otherwise specified in writing, (a) remains the property of the disclosing Party, (b) must be used by the receiving Parties only for the purpose of performing its obligations under this Agreement, and (c) such Proprietary Information, including all copies of such information, must be returned to the disclosing Party or destroyed after the receiving Party's need for it has expired or upon request of the disclosing Party, and, in any event, upon termination of this Agreement. At the request of the disclosing Party, the receiving Party will furnish a certificate of an officer of the receiving Party certifying that Proprietary Information not returned to disclosing Party has been destroyed.

     (f) Limitation - The Parties agree that the term "Proprietary Information" does not include information which:

     (i) has been or may in the future be published or is now or may in the future be otherwise in the public domain through no fault of the receiving Party;

     (ii) prior to disclosure pursuant to this Agreement is property within the legitimate possession of the receiving Party;

     (iii)subsequent to disclosure pursuant to this Agreement is lawfully received from a third party having rights in the information without restriction of the third party's right to disseminate the information and without notice of any restriction against its further disclosure;

     (iv) is independently developed by the receiving Party through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information; or

     (v) is obligated to be produced under order of a court of competent jurisdiction or other similar requirement of a governmental agency, so long as the Party required to disclose the information provides the other Party with prior notice of such order or requirement.

     (g) Relief - The Parties agree that a breach of this Section 21 may give rise to irreparable injury to the non-breaching Party(ies) that cannot be compensated for adequately by damages. Consequently, the Parties agree that each Party shall be entitled, in addition to all other remedies available, to injunctive and other equitable relief to prevent a breach of this Section 21 of this Agreement and to secure the enforcement of the provisions of this Section 21 in any court of competent jurisdiction in the United States or any state thereof (and the Parties agree to waive any requirement for the posting of bond in connection with such remedy).

     (h) Term - A Party must not disclose the Proprietary Information for a period which is the longer of (a) four years from the date of disclosure or (b) two years following the date of termination of this Agreement.

22.      Insurance

     (a) Required Insurance - Each Party must, during the term of this Agreement and at its sole expense, obtain and keep in force, the following insurance:

     (i) Commercial General Liability Coverage, including personal injury, bodily injury, property damage, operations hazard, independent contractor coverage, contractual liability, and products and completed operations liability, in limits not less than $5,000,000 for each occurrence (combined single limit); and

     (ii) Worker's Compensation and Employer's Liability insurance.

     (b) Request for Certificates - Each Party shall promptly comply with another Party's request for a certificate of insurance evidencing such coverage.

     (c) Policies of Insurance - All required insurance policies must be taken out with reputable national insurers that are licensed to do business in the jurisdictions where the Parties are doing business.

     (d) No Limitation On Liability - The provision of insurance required in this Agreement will not be construed to limit or otherwise affect the liability of any Party to the other Parties.

     (e) Release - The Parties agree to release each other, and their respective principals, employees, representatives and agents, from any claims for damage to any person or property, that are caused by, or result from, risks insured against under any insurance policies carried by the Parties and in force at the time of any such damage. Each Party will cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against the other Party in connection with any damage covered by any such policy. Neither Party will be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Section.

23. Ethical Conduct and Related Covenants - Each Party will perform its obligations under this Agreement, in a diligent, legal, ethical, and professional manner. Any representation made by either Party concerning Products or Services shall be in compliance with the covenants in of this Agreement. Neither Party will disparage the other Party, or the other Party's products or services.

24.  Compensation Disputes and Audit

     (a) Disputes Concerning Compensation Payments - If any dispute arises concerning any compensation payment due hereunder, the disputing Party must give the other Parties written notice of the nature and amount of the dispute within ninety (90) days of receipt of payment and supporting documentation. If a Party does not receive such written notice within that ninety (90) day period, all compensation payments made will be final and the other Parties may not thereafter dispute the nature or amount of the compensation payment. If, however, the complaining party did not have knowledge of the compensation due it because of fraud, intentional failure to disclose, breach of this Agreement or any other act or omission of the other Party, this provision shall not apply and the complaining Party shall have two (2) years from the date of discovery of the relevant facts in which to make a claim.

     (b) Audit - Each Party will maintain complete and accurate accounting records during the term of this Agreement and for twelve (12) months following conclusion or expiration of all post-agreement payment obligations of all Parties in a consistent form to substantiate the direct monetary payments and reporting obligations of one Party to any other Party under this Agreement. Each Party may, upon reasonable advanced written notice, conduct during the other Party's regular business hours, and in accordance with applicable law and reasonable security requirements, audits of such direct monetary payment and reporting obligation accounts and records, in accordance with the following guidelines and restrictions: (a) the audit may be conducted by members of the internal audit department who are employees of the auditing Party, (b) the audited Party may require the auditing Party's employee to conduct the audit on the premises of the audited Party, (c) the audited Party will have the right to have an employee or representative present at all times during the audit, (d) the auditing Party will not have direct unrestricted access to the audited Party's computer database without the consent of the audited Party, and will be entitled to review only those specific records of the audited Party directly related to the monetary obligations of the audited Party hereunder or the applicable Addendum, specifically limited to customer activations, deactivations, customer billing records, records related to media/advertising expenditures (excluding advertising rate information subject to third party confidentiality and non-disclosure agreements), Merchandising Display Expenditures and reimbursements, market launch expenditures, market development funds/escrow arrangements, and any other records directly related to the monetary rights and obligations of such Party hereunder, and (e) the auditing Party's audit of activation, deactivation, and customer billing records will be limited to a reasonable random sampling audit of those records.

     Subject to the restrictions set forth above, the audited Party shall cooperate fully with the auditing Party. All reasonable fees and costs incurred (including a reasonable charge for the services of any employee of the audited Party directly involved in the audit) by either Party in connection with such audits shall be paid by the auditing Party. The audited Party will have the right to have the results of any such audit reviewed by the audited Party's internal auditing staff or by the audited Party's independent accountants who then audit the financial statements of the audited Party ("Independent Auditors"). The cost of such internal or Independent Auditors review shall be borne by the audited Party. The audited Party shall use its commercially reasonable efforts to immediately correct any deficiencies related to performance uncovered by such audit.

     Each Party may seek an audit of the other Party, pursuant to this Section, no more than once every six (6) months. These audit rights shall survive until the period ending twelve (12) months following conclusion or expiration of all post-agreement payment obligations of all Parties under this Agreement.

25. Taxes - RadioShack is responsible for payment of all taxes due as a result of compensation payable by Sprint and Sprint Spectrum to RadioShack.

26. Notices - Notices under this Agreement shall be given in writing, either by: personal delivery; prepaid certified or registered mail return receipt requested; recognized overnight courier or; facsimile transmission with receipt confirmed (with a copy of the original of the facsimile transmission sent by certified or registered mail to follow) addressed as follows: RadioShack Sprint

RadioShack                                  Sprint
100 Throckmorton Street                     Consumer Services Group
Suite 1600                                  8140 Ward Parkway
Fort Worth, TX  76102                       Kansas City, MO  64114
Attn:  Vice-President                                Attn: Director/RadioShack
Advertising and Marketing

with a copy (only of claims,                with a copy to:
indemnity matters, notices of
default and termination):

Tandy Corporation                           Sprint
1800 One Tandy Center                       Consumer Services Group
Fort Worth, TX  76102                       8140 Ward Parkway
Attn:  General Counsel                      Kansas City, MO  64111
                                            Attn: Legal Department



Sprint Spectrum
Sprint Telecommunications Venture
4717 Grand
Kansas City, MO  64112
Attn:  Vice-President Business
          Development with a copy
          to Law Department

with a copy (only of claims,
indemnity matters, notices of
default and termination):

Sonnenschein Nath & Rosenthal
Twentieth Century Tower II
4520 Main Street, 11th Floor
Attention:  David D. Gatchell


or to such other address as the Party to receive the notices shall from time to time designate in writing to the other Parties.

     27. Assignment - The Parties shall not assign or in any other way transfer this Agreement or any right or obligation hereunder, whether by operation of law or otherwise, without the prior written consent of the other Parties, which consent shall not unreasonably be withheld or delayed; provided, however, such consent shall not be required in the event this Agreement, or any rights or obligations hereunder, is assigned by a Party: (i) to a person or entity with which that Party may merge or consolidate, or (ii) to a person or entity which purchases all or substantially all of that Party's business or assets, or (iii) to a person or entity which is an Affiliate of that Party.

28.      Miscellaneous Provisions

     (a) Force Majeure. Any Party's delay in, or failure of, performance under this Agreement shall be excused where such delay or failure is caused by an act of nature, fire, or other catastrophe, electrical, computer or mechanical failure, work stoppage, delays or failure to act of any carrier or agent, direction or effect of an order from a court or government agency or body, or any other cause beyond a Party's direct control. Any Party seeking to be excused for a delay in performing any obligation due to force majeure must exercise reasonable efforts to minimize the delay in performing such obligation.

     (b) Entire Agreement. This Agreement, together with the Addenda to the Agreement, set forth the entire understanding of the Parties with respect to the subject matters contained therein, and supersede any prior or contemporaneous agreements, understandings and representations, whether oral or written, made by or among the Parties hereto. No supplement, modification or amendment of this Agreement shall be binding, unless executed in writing by the Parties hereto.

     (c) Amendments. Any amendments to the Agreement must be in writing and signed by the Parties.

     (d) Waiver. If any Party fails, at any time, to enforce any right or remedy available to it under this Agreement, that failure shall not be construed to be a waiver of the right or remedy with respect to any other breach or failure by the other Party.

     (e) Validity. If for any reason any clause or provision of this Agreement, or the application of any such clause or provision in a particular context or to a particular situation, circumstance, or person, should be held unenforceable, invalid or in violation of law by any court or other tribunal, then the application of such clause or provision in contexts or to situations, circumstances or persons other than that in or to which it is held unenforceable, invalid or in violation of law shall not be affected thereby, and the remaining clauses and provisions hereof shall nevertheless remain in full force and effect. Further, where state or federal law governs any aspect of matters or services covered by this Agreement, such state or federal law shall prevail over inconsistent provisions in this Agreement.

     (f) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

     (g) Captions. The captions included in this Agreement have been inserted as a matter of convenience only and in no way are intended to define, limit or to be used in connection with the interpretation of this Agreement.

     (h) Approvals. This Agreement is subject to any necessary approval and/or modification required by any local, state and federal regulatory agencies having jurisdiction over the subject matter hereof.

     (i) Unforeseen Expenses. The Parties shall address any future unforeseen mutual Program expenses which result in a significant financial impact on the Program in such a way as to not disadvantage one or the other.

     (j) Nonrecourse. Unless a Party to this Agreement, no past, present or future shareholder, limited or general partner in or of RadioShack or Sprint Spectrum, no parent or other Affiliate of any company comprising RadioShack and no parent or other affiliate of any company comprising Sprint Spectrum, and no shareholder, officer, employee, servant, executive, director, agent or authorized representative of any of them (each, an "Operative") will be liable by virtue of the direct or indirect ownership interest of such Operative in such Party for payments due under this Agreement or for the performance of any obligation, or breach of any representation or warranty made by such Party hereunder. The sole recourse of RadioShack or Sprint Spectrum for satisfaction of the obligations of Sprint Spectrum or RadioShack under this Agreement will be against the Party and the Party's assets and not against any Operative or any assets or property of any such Operative. In the event that a default occurs in connection with such obligations, no action will be brought against any such Operative by virtue of its direct or indirect ownership interest in RadioShack or Sprint Spectrum, as the case may be.

     (k) Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument. Any Party hereto may execute this Agreement by signing any such counterpart.

                       Signature Page of Master Agreement




SPRINT UNITED MANAGEMENT                    SPRINT COMMUNICATIONS COMPANY, L.P.
COMPANY

By:  /s/  D. Wayne Peterson                 By:  /s/ Gary D. Forsee

Name:  D. Wayne Peterson                    Name:  Gary D. Forsee
Its:  President and Chief Operating         Its:  President and Chief Executive
       Officer, Local Telecommunications           Officer
       Division


                                            SPRINT SPECTRUM, L.P.


                           By: Sprint Spectrum Holding
                                  Company, L.P.
                           Its: General Partner
                           By: /s/ Andrew Sukawaty
                           Name: Andrew Sukawaty
                           Its:  CEO


                           TANDY CORPORATION, acting by and
                                  through its RadioShack Division

                              By: /s/ John V. Roach
                              Name: John V. Roach
                              Its: Chairman and CEO

                                  Attachment 1


SUMC Affiliates

Carolina Telephone & Telegraph Co. Central Telephone Company - Nevada Division Central Telephone Company - North Carolina Division Central Telephone Company of Florida Central Telephone Company of Illinois Central Telephone Company of Texas Central Telephone Company of Virginia The United Telephone Company of Pennsylvania United Telephone Company of Eastern Kansas United Telephone Company of Florida United Telephone Company of Indiana, Inc. United Telephone Company of Kansas United Telephone Company of Minnesota United Telephone Company of
Missouri United Telephone Company of New Jersey, Inc. United Telephone Company of Ohio United Telephone Company of Southcentral Kansas United Telephone Company of Texas, Inc. United Telephone Company of the Carolinas United Telephone Company of the Northwest United Telephone Company of the West United Telephone-Southeast, Inc.

                    Computer Interface and Fixtures Addendum

                                To Be Determined

                             Excluded Marks Addendum

                              "Sprint available1/4"

                                    Exhibit 1

                            Confidentiality Agreement

                                (to be attached)

                             Purchase Order Addendum

                                RadioShack Marks


SERVICE MARK                    APPLICATION NO.              REGISTRATION NO.


1-800-THE SHACK                                                 1,981,542
CIRCLE R RADIOSHACK logo          74-703,498

CROPPED CIRCLE R logo             75-019,807
CROPPED CIRCLE R logo             75-019,808
CROPPED CIRCLE R logo             75-019,809

MAKE RADIOSHACK YOUR
TELEPHONE COMPANY                                               1,353,351

RADIO SHACK                                                     1,676,195

RADIO SHACK logo                                                1,707,423

RADIOSHACK                        75-975,233

THE REPAIR SHOP AT RADIOSHACK                                   1,887,479

YOU'VE GOT QUESTIONS
WE'VE GOT ANSWERS                                               1,909,013

                                  Sprint Marks

                                 To Be Supplied

                                 Schedule 20(b)

                             ARBITRATION PROCEDURES

1.       Controversies and Claims Subject to Arbitration.

     Any controversy arising out of or related to the relationship of the Parties, (excluding the determination of termination payments under Section 20(b)(i), (ii) or a good faith allegation of a breach of the terms of the Agreement or other matters for which arbitration is specifically provided in the Agreement (collectively, "Claims"), will be settled by a single Arbitrator in accordance with the arbitration rules of the American Arbitration Association, governed by the United States Arbitration Act, 9 U.S.C. Sec. 1., et. seq. The Arbitrator shall apply the common law of Delaware with respect to any breach of contract claims. If the Parties cannot agree on the selection of the Arbitrator within ten (10) days of the request for arbitration, any Party may immediately request the appointment of the Arbitrator in accordance with the governing rules. Arbitration shall occur at any location to which the Parties and the Arbitrator agrees or, in the absence of agreement, in Oklahoma City, Oklahoma.

2.       When Arbitration May Be Demanded.

     Demand for arbitration may not be made until the later of the expiration of any period for notice and time to cure, or the tenth (10th) day after the Parties have presented evidence to each other or have been given reasonable opportunity to do so, with respect to their position regarding their Claims.

     A demand for arbitration shall be made within a reasonable time after the Parties have exchanged their position, and in no event shall it be made after the date when institution of legal or equitable proceedings based on a breach of contract would be barred by the applicable statute of limitations.

3.       Factors for Consideration.

     Each Party may propose in writing, within fifteen (15) days of the selection of an Arbitrator, those factors that it contends should be applied by the Arbitrator in reaching a decision, and may submit a supporting brief.

     The Parties may, within twenty (20) days following the conclusion of the discovery provided for in Section 6 below, propose additional factors that they contend should be applied by the Arbitrator and may submit supporting briefs.

     The Arbitrator shall receive evidence and hear arguments on each factor proposed as hereinbefore provided ("proposed factor(s)"), for inclusion as a factor to be applied in reaching a decision. The Arbitrator shall select for application any proposed factor if there is sufficient information in the record as a whole to permit its rational application. In applying the proposed factors selected, the Arbitrator may weigh the proposed factors, including giving no weight, to any one or more proposed factors. The Arbitrator also shall apply each proposed factor consistently to the maximum extent possible, provided, however, that the Arbitrator may not decline to apply a proposed factor to a Party solely because information in the record as a whole concerning that proposed factor may not apply to, or is insufficient to allow application of that proposed factor to, all Parties. The Arbitrator shall apply only proposed factors. The Arbitrator shall, in his final order, an explanation of the reason(s) why any proposed factor was or was not applied, and if applied, the manner in which it was applied.

4.       Contract Performance During Arbitration.

     During arbitration proceedings, the Parties will continue to perform their respective responsibilities under the terms and conditions of the Agreement and each Addendum thereto.

5.       Claims and Timely Assertion of Claims.

     A Party who files notice of demand for arbitration must assert in the demand all Claims then known to that Party on which arbitration is permitted to be demanded. When a Party fails to include a claim through oversight, inadvertence or excusable neglect, or when a claim has matured or been acquired subsequently, the Arbitrator may permit amendment.

6.       Discovery.

     Within thirty (30) days of appointment, the Arbitrator shall prepare written information and document requests to the Parties for the purpose of eliciting the facts necessary to make a decision. The Parties may make suggestions by letter to the Arbitrator as to the information and documents they deem necessary for a decision and the form of the requests; however, the Arbitrator's decision with respect to the information and document requests is final. The Arbitrator shall give liberal consideration to the Parties'
suggestions and shall thereafter submit proposed information and document requests to the Parties and allow them fifteen (15) days after the mailing thereof to comment on such proposals. The Arbitrator shall prescribe a reasonable time within which to respond to the information and document requests, may grant those extensions of time he deems appropriate, and may, after the responses have been served, submit additional information and document requests until satisfied there is sufficient information to make an allocation. Responses to information and document requests must be signed and sworn to by an authorized representative of each respective Party. The Parties may object to information and document requests on the grounds set forth in Fed. R. Civ. P. 26(b)(1) and (c) within fifteen (15) days of the mailing of such information and document requests, and the Arbitrator shall establish a reasonable procedure to rule promptly on such objections. Following the information and document exchange, the Parties will have ninety (90) days in which to conduct and complete depositions under a reasonable procedure established by the Arbitrator. The Parties may object to depositions or deposition questions on the grounds set out in Fed. R. Civ. P. 26(b)(1) and (c), and the Arbitrator shall establish a procedure to rule promptly on such objections. The Arbitrator shall have available for enforcement of rulings relating to the information and document exchange and depositions the sanctions set forth in Fed. R. Civ. P. 37(b)(2), except contempt, as well as the right to adjust a Party's award, if any, as a sanction.

7. Hearing Procedure. The following procedure shall govern the Arbitration hearing.

     A. After presentation of evidence, each Party shall have thirty (30) days for submission of Proposed Findings of Fact and Briefs. Within fifteen
          (15) days of the last day for such submissions, any Party may file a Reply to the Brief of any other Party or Parties.

     B. Within sixty (60) days of the last day for submission of Proposed Findings of Fact and Briefs, the Arbitrator shall issue a Preliminary Order. The Preliminary Order shall provide a specific reasoned justification for the Preliminary Order consistent with the requirements of Section 3 above.

     C. Each Party will have thirty (30) days from the date of the Preliminary Order to file written exceptions to the Order.

     D. Within thirty (30) days of the deadline for filing exceptions, the Arbitrator shall issue a Final Order, and provide a specific reasoned justification for the Final Order consistent with the requirements of
          Section 3 above.

     E. The failure of the Arbitrator to meet the deadlines established in subparagraphs B and D of this Section will not affect the validity or enforceability of the Final Order.

8.       Settlement Offers and Judgment on Final Award.

     At least ten (10) calendar days before the commencement of the arbitration hearings, each side shall provide a written offer of settlement to the other side. Each side shall concurrently provide to the Arbitrator the same such written offer of settlement at the time of the commencement of the first day of arbitration hearings. The Arbitrator shall review each of the offers in camera. The Arbitrator shall make the award in the amount of one settlement offer or the other settlement offer. The Arbitrator may not decide upon a dollar figure different than the dollar figure appearing in one or the other of the settlement offers submitted by the Parties.

     The Arbitrator may select such non-economic procedures to be used in connection with the unwinding based upon the proposals of the Parties, as the Arbitrator may decide in his/her sole discretion.

9.       Enforcement.

     The award rendered by the Arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction of the Party against whom the award was rendered.

                              SPRINT SPECTRUM, L.P.

                          NATIONAL AGREEMENT TO MARKET

                         PERSONAL COMMUNICATION SERVICES

                          ADDENDUM TO MASTER AGREEMENT

                               September 10, 1996


                  Except as otherwise provided herein, all terms of the Master Agreement by and between Sprint Spectrum, L.P. ("Sprint Spectrum") and Tandy Corporation, acting by and through its RadioShack division ("RadioShack") and other Parties, dated September 10, 1996 (the "Master Agreement") are hereby incorporated by reference.

I.       Definitions.

         All capitalized terms not otherwise defined below have the meanings given to them in the Master Agreement.

         "Activation" - means when Sprint Spectrum initially activates PCS to a subscriber, provided, initiation of service will not begin until Sprint Spectrum has sufficient customer information to bill a RadioShack PCS Customer for all PCS Service.

         "Activation Fee" - has the meaning set forth in Section IV.A.1 below.

         "Activation Period" - means a twelve calendar month period, provided; the "First Activation Period" set forth in Section VIII.C for a Licensed Market begins on the first day of the first full month during which RadioShack has PCS Equipment and solicits orders for Sprint Spectrum's Commercially Operational PCS Services in that Licensed Market and ends on the last day of the twelfth calendar month from that date; the "Second Activation Period" for that Licensed Market is the next succeeding twelve month period; and the "Third Activation Period" for that Licensed Market is the next succeeding twelve month period, and so forth.

     "Additional Provider" - means a PCS provider added as a party to this Addendum, as provided in Section III.D. below.

         "Commission Period" - means with respect to each RadioShack PCS Customer for whom a PCS Residual Commission is due, the period beginning on the date of Activation of the RadioShack PCS Customer and ending on the earlier of
(i) the date such customer is Deactivated from PCS service with Sprint Spectrum (whether or not such customer subsequently resumes PCS service with Sprint Spectrum), (ii) the last day of the twenty-fourth (24th) calendar month following a termination of the Master Agreement.

         "Commercially Operational" - means the operation of PCS, which Sprint Spectrum has made available to the public, in a market with the minimum standards set forth in 47 CFR Part 24.203.

         "Deactivate" or "Deactivation" - means the act of, or when, Sprint Spectrum terminates the PCS of any RadioShack PCS Customer (whether on Sprint Spectrum's initiative or the request of the Customer) in a Licensed Market which does not constitute a Temporary Suspension of PCS.

         "Licensed Market" - means a Market area for which Sprint Spectrum either owns, controls, or has a contractual relationship with a party that owns or controls, an FCC license to provide PCS.

         "Market" - means a Broadband PCS Major Trading Area ("MTA") or Basic Trading Area ("BTA") service area as defined and specified in 47 CFR Part 24.202, as amended.

         "Market Share" - means, for a calendar month in a Licensed Market, the total number of Net Activations attributable to the sale of Service by RadioShack during that month divided by the total number of Net Activations attributable to Sprint Spectrum, RadioShack and all other authorized distributors of Services in that Licensed Market during that calendar month. Market Share will be expressed as a percentage.

         "Master Agreement" - means the Master Agreement by and between Sprint Spectrum and RadioShack dated September 10, 1996.

         "Net Collected PCS Fees" - means total revenues received from RadioShack PCS Customers for a given month less taxes, interconnection fees
(local and long distance), any non-recurring charges, charges subsequently credited to a customer and revenues for excluded services not provided by Sprint Spectrum but billed by Sprint Spectrum. These excluded services could include but are not limited to long distance, local phone service, and cable television. In situations where a RadioShack PCS Customer partially pays a bill, RadioShack will receive commissions based on the prorated PCS revenues.

         "Net Activations" - means Activations for a given month less activated customers that do not maintain PCS Service with Sprint Spectrum for a period exceeding thirty (30) days or any offered money back guarantee period, whichever is longer.

         "PCS Equipment" - means Sprint Spectrum PCS handsets (including dual mode handsets designed to transmit and receive both PCS and Cellular
Radiotelephone Service) and related accessories included in the original manufacturer's packaging with the handset ("PCS Equipment").

     "PCS Residual Commission" - has the meaning set forth in Section IV.A.2 below.

         "Product" - has the meaning set forth in Section II.B below.

         "RadioShack PCS Customer" - means a retail consumer who (a) purchases PCS Equipment from a RadioShack Company Owned Retail Store, and (b) Activates Sprint Spectrum PCS on that PCS Equipment as identified by the PCS Equipment's unique equipment serial number ("ESN"); provided, however, a consumer will cease to be a RadioShack PCS Customer upon the date the consumer's PCS is Deactivated with Sprint Spectrum for whatever reason.

         "Service" - means Sprint Spectrum's "Personal Communication Service" or "PCS." As defined in the Master Agreement, PCS does not include Cellular Radiotelephone Service.

         "S.S.S.R.P." - means Sprint Spectrum's suggested retail price as set forth on Schedule II.B.

         "Temporary Suspension" - means the temporary interruption by Sprint Spectrum of PCS to any subscriber for any reason.

         "Uncovered Market" - means any Market for which Sprint Spectrum does not offer Commercially Operational PCS whether because the Market is an Unlicensed Market or Sprint Spectrum has not completed the necessary buildout to have Commercially Operational PCS.

         "Unlicensed Market" - means any Market that is not a Licensed Market.

         "Weighted Average S.S.S.R.P." - means with respect to each separate model of PCS Equipment, the amount determined by dividing X by Y where:

         Y        = the  total  number of units of that  model of PCS  Equipment
                  sold  by  RadioShack  in  all  Licensed   Markets  during  the
                  immediately preceding month;

         X =      the sum of all Z's determined for all Licensed Markets; and

         Z = the product determined by multiplying the S.S.S.R.P. for that model of PCS Equipment in that Licensed Market as of the beginning of the immediately preceding month by the number of units of that model of PCS Equipment sold in that Licensed Market during the immediately preceding month. For example, assume the S.S.S.R.P. for Model 1 of PCS Equipment in Licensed Market A is $225, $200 in Licensed Market B and $175 in Licensed Market C and RadioShack sold 100 units in A, 200 units in B and 300 units in C.

Licensed Market     Number of Units Sold         S.S.S.R.P.            Z

    A                      100                     $225            $ 22,500
    B                      200                     $200            $ 40,000
    C                      300                     $175            $ 52,500

Y = Total Units Sold =     600                            X  =     $115,000

         Weighted Average S.S.S.R.P. = $115,000 = $191.67
                                       --------
                                         600

II.      Product or Service Description

         A. Description. All PCS Equipment will have the design specifications and features determined by Sprint Spectrum in its sole commercially reasonable discretion. All PCS Equipment subject to this Addendum is and will be separately identified by model number and other description, the wholesale price to RadioShack, and the S.S.S.R.P. set forth on Schedule II.B to this Addendum, which may be amended, including the removal or addition of specified Products, from time to time, by Sprint Spectrum.

         B. Price. Sprint Spectrum will sell to RadioShack the Products at the wholesale price set forth on Schedule II.B, as amended from time to time by Sprint Spectrum, which wholesale price will be no more than sixty-five percent (65%) of the S.S.S.R.P. set forth on Schedule II.B., or otherwise published in writing by Sprint Spectrum to RadioShack. If Sprint Spectrum designates, in its sole discretion one or more different S.S.S.R.P.s for a model of PCS Equipment for different Licensed Markets, the wholesale price to RadioShack will be sixty-five percent (65%) of the Weighted Average S.S.S.R.P. for that model. Upon ten (10) business days notice by RadioShack Sprint Spectrum agrees to calculate and publish a Weighted Average S.S.S.R.P. if such price exists. Sprint Spectrum retains the right in its sole discretion to increase or decrease the S.S.S.R.P., nationally or for an individual Licensed Market, and may take into account all factors, including, but not limited to supply, demand, and any other prevailing competitive forces. RadioShack may sell such Products at any legal price.

         All invoices for Products supplied to RadioShack will allow RadioShack a discount of two percent (2%) of the aggregate purchase price due for the Products if paid within ten (10) days of receipt of the invoice by RadioShack, with full payment (without any discount) due within thirty (30) days from the date of RadioShack's receipt of the invoice covering those products.

III.     Geographic Coverage (Rollout)

     A.   Licensed Markets. Sprint Spectrum has identified on Schedule III.1 and
          Exhibit III.2 to this Addendum each Licensed Market, as amended by Sprint Spectrum from time to time. Sprint Spectrum will amend Schedule
          III.1 within ninety (90) days from the date of this Addendum with the estimated dates that Sprint Spectrum will have PCS Commercially Operational in each Licensed Market, and will update these dates on
          Schedule  III.1 from time to time as and when the estimated  dates are adjusted and will immediately notify RadioShack of any date adjustments to Schedule III.1 by telecopy notice to RadioShack's Director of Cellular Marketing. The dates set forth on Schedule III.1 are good faith estimates only and Sprint Spectrum will have no obligation to provide PCS in any Market on or before such dates.

     B. Unlicensed Markets. Sprint Spectrum desires to, and will continue to strive to, obtain access to and PCS coverage of all Unlicensed Markets and Uncovered Markets through acquisitions, buildout, joint ventures, affiliations, resale agreements or other contractual relationships of or with third party entities, necessary to provide PCS in such Unlicensed Markets or Uncovered Markets.


     C. Uncovered Markets. Notwithstanding anything to the contrary herein, RadioShack may offer PCS products and/or solicit orders for PCS in one or more Uncovered Markets. Sprint Spectrum will provide RadioShack with written notice at least [_________________] prior to the date on which Sprint Spectrum projects a previously Uncovered Market will be-come a License Market ("Licensed Market Notice"). [________________]. Sprint Spectrum will not deliver a Licensed Market Notice until such time that Sprint Spectrum, in its reasonable business judgment, esti-mates that it will [___________________].


          After the Effective Date, neither RadioShack nor any Affiliate of Ra-dioShack will enter any contract to solicit orders for PCS in an Un-covered Market unless RadioShack first uses all commercially reason-able efforts to include each such contract a term authorizing Radio-Shack to [_________________]; provided that in no event will the term of any such contract extend beyond [__________________].

          With respect to the solicitation of orders for a third party's PCS in a Licensed Market, in no event will the term of any contract executed after the Effective Date extend beyond [__________________], provided that any amendment to Schedule III.1 after a contract has been exe-cuted by RadioShack after the Effective Date will not affect Radio-Shack's obligation under this paragraph.

          Following receipt of the Licensed Market Notice, the Joint Steering Committee will decide which Retail Stores will provide the Product and Service in that Licensed Market as set forth in the Master Agreement. The Joint Steering Committee may place or remove any Service or Products in or from any Retail Stores in any Licensed Market from time to time as and when determined by the Joint Steering Committee.

          Sprint Spectrum wil use all commercially reasonable efforts to coordi-nate the issuance of a Licensed Market Notice with RadioShack to allow RadioShack to [_____________________] specified in the Licensed Market Notice or as soon as possible thereafter.


     D. Additional Providers. Subject to RadioShack's reasonable consent (except as provided below), Sprint Spectrum may add one or more Additional Providers who have a license or contractual right to provide PCS in one or more Markets as a party to this Addendum, but only if such Additional Provider agrees to execute a copy of this Addendum and be bound and subject to the terms and conditions hereunder. RadioShack's consent will not be unreasonably withheld and cannot be withheld for compensation reasons. Notwithstanding, Sprint Spectrum may add any Additional Provider to this Addendum who is an Affiliate of Sprint Spectrum, or who is an Affiliate of any equity owner of Sprint Spectrum, without RadioShack's consent. Further, notwithstanding the first sentence of this paragraph, Sprint Spectrum may add any other Additional Provider, without RadioShack's consent if Sprint Spectrum guarantees the payments and performance of such Additional Provider's obligations to RadioShack under this Addendum.

         Subject to RadioShack's contractual obligations with third parties, RadioShack agrees to solicit orders for the PCS Services of each such Additional Provider in that provider's Market(s), and be compensated for such service as set forth in this Addendum. Notwithstanding anything to the contrary herein, the Additional Provider will have no liability for the direct obligations of Sprint Spectrum or any other Additional Provider in the Master Agreement or this Addendum, and Sprint Spectrum will have no liability for the direct obligations of any Additional Provider hereunder, except as provided above. Upon addition as a party, the Additional Provider's Market and Roll-Out Date(s) will be listed on
Schedule III.1 hereto.

         All references herein to "Sprint Spectrum" shall mean the applicable Additional Provider with respect to Activations and PCS Services on the Additional Provider's PCS network(s), which such PCS Service shall in all cases be marketed and sold by RadioShack as Sprint Spectrum Service.

IV.      Compensation/Terms of Payment

         A.       Compensation.

     1. Activation Fee. Except as provided below, Sprint Spectrum will pay to RadioShack an "Activation Fee" of [_________________] multiplied by the number of Net Activations obtained by RadioShack. Sprint Spectrum will not pay RadioShack the Activation Fee in cases where PCS Service is established with respect to an item of PCS Equipment stolen from RadioShack. Sprint Spectrum will not pay RadioShack an Activation Fee in cases where PCS Service is established in violation of either subscriber enrollment procedures or fraud prevention policies developed by Sprint Spectrum and reasonably agreed upon by RadioShack in writing and attached to this Addendum as an exhibit or exhibits.

     2. Service Residual Commissions. During the Commission Period, Sprint Spectrum will pay to RadioShack a residual commission of [________________] of the Net Collected PCS Fees attributable to a RadioShack PCS Customer during the term of this Agreement (the "PCS Residual Commissions").

          Upon a unilateral termination of the Master Agreement or this Addendum, and in lieu of the first paragraph of Section 19(h) of the Master Agreement (subject further to Section 20(b)(i) of the Master Agreement), Sprint Spectrum has the option in Sprint Spectrum's sole discretion, but not the obligation, to pay to RadioShack, in one lump sum, within 60 days after the termination date, an amount equal to the present value as of the effective date of termination (using a discount factor equal to the then current two year Federal T-Bill interest rate per annum) of a stream of Assumed Payments, as defined below) for 24 months, less payments made to RadioShack between the date of termination and the date of payment of the lump sum payment under this Subsection 2 in full satisfaction of Sprint Spectrum's obligations to pay PCS Residual Commissions hereunder. For the purposes of this option, the lump sum payment will be equal to the Assumed Payment multiplied by 24, and then discounted at the rate set forth above. For the purposes of this Agreement, "Assumed Payment" means the amount equal to 1/12th of the Service Residual Commissions actually earned by RadioShack from all Spectrum Services on which a Service Residual Commission was earned by RadioShack during the twelve
          (12) month period immediately preceding a termination of the Master Agreement. Any bounties, Activation Fees, incentive program payments, market development funds, advertising funds or any other non-residual or one time payments made by Sprint Spectrum to RadioShack will not be included in this calculation.

     3. Product Price Protection. If Sprint Spectrum's wholesale price, as set forth on Schedule II.B, to RadioShack for any Product shall decline, RadioShack shall receive a credit in an amount equal to the amount of the price decrease multiplied by the sum of the applicable quantity of such PCS Equipment (i) in transit by Sprint Spectrum's carrier to any one of RadioShack's warehouse distribution centers and (ii) inventory landed in the distribution centers during the thirty (30) days immediately preceding the effective date of such price decrease, which credit Sprint Spectrum agrees may be offset by RadioShack against other amounts owed by RadioShack to Sprint Spectrum.

     4. Product Stock Balancing. Product stock balancing will be addressed on a case-by-case basis on terms negotiated in good faith by the parties and based upon prevailing market conditions at the time.

          B. Incentive Programs. Sprint Spectrum may, from time to time, offer RadioShack and/or RadioShack employees incentive compensation programs to promote the sale of PCS Equipment and the solicitation  of  orders  for the  Service.  All  such  incentive compensation programs will be coordinated through the Cellular Marketing Department of RadioShack. To the extent of any cash payments, Sprint Spectrum will pay all amounts payable hereunder directly to RadioShack; RadioShack will disburse the payments to the applicable employees in accordance with any applicable agreements between RadioShack and Sprint Spectrum. All such programs may be terminated by Sprint Spectrum in Sprint Spectrum's sole reasonable discretion.

          C. Market Development Fund. Sprint Spectrum will pay [_________________] per Net Activation to a market development fund to be used for the promotion of the PCS Equipment and Services in the form and mediums determined by the RadioShack and Sprint Spectrum members of the Joint Steering Committee. Unless otherwise decided by the unanimous vote of the RadioShack and Sprint Spectrum members of the JSC all balances remaining in the market development fund in excess of the budget for the following calendar quarter as determined by the RadioShack and Sprint Spectrum members of the JSC at the end of each calendar quarter will be returned to Sprint Spectrum, at Sprint Spectrum's option. Upon termination of the Master Agreement or this Addendum, and after payment of all prior market development binding commitments and obligations made by the RadioShack and Sprint Spectrum members of the JSC, all balances in the market development fund will be returned to Sprint Spectrum.

          D. Terms of Payment. Within thirty (30) days from the end of each calendar month, Sprint Spectrum will remit to the appropriate account for deposit designated by RadioShack in writing all monthly amounts due hereunder including: (1) Activation Fees earned for Activations during that month, (2) PCS Residual
               Commissions due for Net Collected PCS Fees received by Sprint Spectrum during such calendar month, (3) any incentive program payments, if any with respect to incentive programs offered by Sprint Spectrum and in effect during such month in accordance with the terms of such program, and (4) any market development funds, to be segregated and held in an interest-bearing escrow account, instrument or fund subject to the mutual control of RadioShack and Sprint Spectrum. In connection with such payments, Sprint Spectrum will provide the documentation listed on Schedule IV.D attached hereto.

          E. Rights of Setoff. If RadioShack incurs obligations to Sprint Spectrum pursuant to the Master Agreement or under this Addendum, Sprint Spectrum will be entitled to offset any such obligations first against Activation Fee payments (other than Activation Fee payments being withheld, if any), and thereafter against aggregate compensation payments due RadioShack from Sprint Spectrum as provided under the terms of this Addendum.

V.       Customer Offer

         Sprint Spectrum will offer PCS through one or more rate plans, the specifics of which will be attached as Schedule IV.C to this Addendum, as amended.

VI.      Terms of Warranty/Customer Service

         Sprint Spectrum will assign to RadioShack and customers who purchase PCS Equipment all warranties provided by manufacturers of the respective PCS Equipment, which will be included in the packaging of the respective PCS Equipment.

         Sprint Spectrum agrees to maintain a support staff to provide telephone support to RadioShack Retail Stores and their customers in the installation and use of the PCS Equipment. Telephone support will be provided to RadioShack at no charge and to RadioShack PCS Customers at a charge not to exceed that assessed to other customers supported by Sprint Spectrum.

VII.     Marketing/Merchandising

         A.   Merchandising Display.  See Master Agreement.

         B. Demonstration Units. The Merchandising Display will include one or more demonstration units at no cost to RadioShack.

          C. Literature. Sprint Spectrum will supply reasonably adequate point of purchase brochures and marketing materials at no cost to RadioShack to assist RadioShack sales presentations. Sprint Spectrum will also supply, and RadioShack will use, materials at no cost to RadioShack which set forth Sprint Spectrum's rate plans and terms of service.

VIII.    RadioShack's Operational Duties and Responsibilities

         RadioShack will perform the following duties, responsibilities, and obligations with respect to the Products and PCS during the term of this
Addendum:

          A. Licensed Markets. RadioShack will distribute Products and Services designated by the JSC in each Licensed Market once Sprint Spectrum has PCS Commercially Operational in that Licensed Market. The Products will be distributed and orders for Service solicited through those Retail Stores in that Market designated by the Joint Steering Committee, subject to the terms of written legally binding contracts with third party vendors in the Market executed by RadioShack before Sprint Spectrum's Operational Notice as provided in Section III.C. above.

          B. Customers. RadioShack will use commercially reasonable efforts to solicit customer orders for the Services within each applicable Market and promote the sale of the Products and solicitation of orders for Services to the extent reasonable, lawful, and consistent with RadioShack's written contractual obligations with providers of cellular products and Cellular Radiotelephone Services, where applicable, all subject to and in accordance with the terms and conditions hereof.

          C. Minimum Activation Level/Sales Quotas. In exchange for the payment of the Activation Fee attributable to Net Activations in a Licensed Market for a given calendar month, RadioShack agrees to use all commercially reasonable efforts to attain average Net Activations greater than or equal to the Minimum Activation Levels established for that Licensed Market for that calendar month. Sprint Spectrum may withhold payment of the Activation Fee attributable to a Licensed Market if RadioShack fails to satisfy the Minimum Activation Levels for that Licensed Market during any three (3) consecutive month period. Sprint Spectrum will make payment of any withheld Activation Fees and reinstate current payment of the Activation Fee for that Licensed Market as of the first day of the first month after which RadioShack satisfies the Minimum Activation Levels for at least two (2) consecutive months. Any Activation Fees withheld pursuant to this Section VIII.C. as of the termination of this Addendum, that are not payable to RadioShack as provided in this Section VIII.C., will be retained by Sprint Spectrum.

               For the purposes of this Addendum, "Minimum Activation Levels" for a Licensed Market will be: [ ]

               The Minimum Activation Levels in any Licensed Market will be waived for the purposes of achieving Activation Period requirements in any month where there is a shortage of PCS Equipment or Service supplied by Sprint Spectrum or Additional Providers that would restrict or limit the sales of PCS through the Retail Stores in that Market. A shortage of PCS Equipment is defined as an average per Retail Store availability quantity, evenly distributed throughout the month, of less than one and one-half times the previous month's sales per Retail Store.

         Notwithstanding the first paragraph of this Section C, RadioShack will no longer be required to satisfy the Minimum Activation Levels in a Market after the Third Activation Period for that Market.

          D. Establishment of PCS Service. Schedule VIII.D sets forth the process by which RadioShack PCS Customers will activate and establish a PCS customer account with Sprint Spectrum.

          E. Equipment Purchases. RadioShack may purchase Product from Sprint Spectrum's inventory, subject to availability, and for RadioShack's own account, solely for the purpose of resale to end users within the Licensed Markets; provided, however, that except where prohibited by law, the resale of any Product to an end user must be for the purpose of using Sprint Spectrum's Service by an end user within the Licensed Markets. RadioShack may, from time to time, purchase PCS Equipment from another source, provided the PCS equipment satisfies Sprint Spectrum's technical specifications. With the approval of the JSC, Sprint Spectrum will, upon execution of the Master Agreement, provide the technical specifications for PCS Equipment to RadioShack, subject to applicable supplier contracts. In no event will Sprint Spectrum have any liability with respect to the wholesale price paid by RadioShack with respect to the sale of PCS equipment provided by anyone other than Sprint Spectrum. Without limitation of the foregoing, and excluding sales and shipments of Products to Retail Stores, RadioShack will not transship, sell, transfer or otherwise distribute outside the Licensed Markets where RadioShack solicits orders for the Services any Products purchased from Sprint Spectrum. All purchase orders will be subject to and incorporate the terms of the P.O. Addendum attached to the Master Agreement.

          F.   Intentionally left blank.

          G. Diligence. RadioShack will at all times exert all commercially reasonable efforts to promote and enhance the objectives of this Addendum. In connection therewith, and except as may be provided otherwise in advertising guidelines established under Section 5 of the Master Agreement, RadioShack will not define, describe or market Cellular Radiotelephone Service as PCS, or PCS as Cellular Radiotelephone Service, in its advertising and promotional efforts in Licensed Markets and will take those actions commercially reasonable to ensure RadioShack's employees and associates comply with this covenant. If, however, RadioShack's abilities to compete and to maximize sales of Product and orders for Services (for example, where the accepted or general marketing and promotion methods of other PCS or cellular providers with whom RadioShack must compete equate cellular service with PCS or vice-versa, or where the consumer perception in the marketplace so equates the two) are limited by this provision, RadioShack may use all lawful means to meet the competition and to market the PCS Product and Service to consumers.

IX.      Sprint Spectrum's Operational Duties and Responsibilities

         Sprint Spectrum will perform the following duties, responsibilities, and obligations with respect to the Service and Products during the term of this Addendum in each of the Licensed Markets:

          A. PCS System. Sprint Spectrum will construct, maintain and operate, or contract with a third party for the production, maintenance or operation of, a Commercially Operational PCS system;

          B. Rates. Sprint Spectrum will establish the rates and reasonable terms and conditions of the sale of Sprint Spectrum's Service to subscribers;

          C. Product Samples. Unless otherwise agreed, Sprint Spectrum agrees to provide a minimum of seven (7) samples of all Products with written specifications for evaluation to RadioShack's Quality Control Department at no charge to RadioShack. RadioShack may dispose of all samples in the exercise of its sole discretion and without any obligation to return same to Sprint Spectrum or to compensate Sprint Spectrum in any way therefor. Sprint Spectrum understands that the submission of any software samples will also include the rights to a full non-exclusive revocable site license for use within RadioShack headquarters.

          D. Administrative Procedure. Sprint Spectrum will establish reasonable administrative procedures and guidelines for sale of PCS, enrollment of PCS subscribers set forth on Schedule VIII.D, and customer service to be provided to subscribers;

          E. Illustrative Materials. Sprint Spectrum will provide to RadioShack without charge sufficient information and illustrative material on Sprint Spectrum's PCS Equipment and Service for the preparation of catalogs, advertising and other promotional activities by RadioShack;

          F. Forms and Applications. Sprint Spectrum will provide all applications, forms and other documentation necessary for referring a customer to Sprint Spectrum without charge to RadioShack;

          G. PCS Capability. Sprint Spectrum will use all commercially reasonable efforts to provide sufficient PCS Equipment and Service capacity for sales of Products by RadioShack in the Licensed Markets.

          H.   Billing.   Sprint  Spectrum  will  bill  subscribers  for  Sprint
               Spectrum's Service charges and provide customer service and assistance, including collections of Service charges;

          I. Monthly Report. Sprint Spectrum will provide RadioShack, within thirty (30) days from the end of each calendar month billing cycle, with a monthly report, in EDI format if possible, of all RadioShack PCS Customer Deactivations made by Sprint Spectrum during such calendar month billing cycle, which monthly report will include, but not be limited to, the following information: subscriber name, ESN, PCS phone number, date of activation, and date of deactivation.

          J. Site Listing. Sprint Spectrum will provide RadioShack's Accounts Receivable Department with a NPA-NXX by site listing, or functional equivalent, of all area code/exchange combinations in use in the Licensed Markets and update such listing at least quarterly during the term of this Agreement to reflect new or changed area code/exchange combinations as are issued to Sprint Spectrum.

          K. Diligence. Sprint Spectrum will at all times faithfully, honestly and diligently perform its obligations hereunder and exert all commercially reasonable efforts to promote and enhance the objectives of this Addendum.

X.       Regulatory Approvals

          A.   Personal  Communications   Services.   Sprint  Spectrum  will  be
               responsible for securing and maintaining the necessary regulatory approvals to operate a PCS system.

          B. Approvals. This Addendum is subject to any necessary approval and/or modification required by any local, state and federal regulatory agencies having jurisdiction over the provision of PCS in the Licensed Markets.

          C. Sprint Spectrum as Licensee. No provision of this Addendum will be construed as vesting in RadioShack any control whatsoever in any facilities and operations of Sprint Spectrum, or the operations of any Affiliate or contractual third-party of Sprint Spectrum. RadioShack will not represent itself as an FCC, federal or state certified licensee for PCS. Nothing in this Addendum will be construed to make RadioShack a carrier or obligate RadioShack to provide Service or obtain any license to solicit orders for Service.

          D. Compliance with Laws. RadioShack and Sprint Spectrum will comply with all applicable federal, state, county and local laws, rules, regulations and orders which apply to the performance of their obligations under this Addendum.

          E. Rate Approvals. The basic charges to customers for Service will be those as set forth by Sprint Spectrum, which may be amended from time to time as hereinafter provided. To the extent that any rate or category of classification is subject to regulation or tariff, Sprint Spectrum, in its sole discretion, may change such rate or category of classification, effective when specified in any such regulation or tariff. To the extent that any rate or category of classification is not subject to regulation or tariff, Sprint Spectrum, in its sole discretion, may modify such rate or category of classification at anytime, but will make reasonable efforts to the extent commercially reasonable provide thirty (30) days prior written notice to RadioShack.

XI.      Termination of Agreement

          A. Shipped Purchase Orders. In the event a notice of termination of the Master Agreement is received by either Sprint Spectrum or RadioShack, all unshipped purchase orders placed by RadioShack and accepted by Sprint Spectrum will be canceled, provided, however that RadioShack will be obligated to provide Sprint Spectrum with (1) a written good faith estimate of RadioShack's anticipated PCS Equipment requirements for the duration of the termination notice period within fifteen (15) calendar days from the date of the termination notice and (2) a purchase order for said requirements which will be placed by RadioShack with Sprint Spectrum which will be subject to acceptance by Sprint Spectrum in accordance with the P.O. Addendum attached to the Master Agreement.

          B. Repurchase of Products by Sprint Spectrum. During the thirty (30) calendar day period after the date of expiration or termination of this Addendum, Sprint Spectrum will repurchase from RadioShack, at the net price (net of any product price protection credits used by RadioShack with respect to such Products) paid by RadioShack to Sprint Spectrum, any and all of the Products on hand at the Retail Stores and RadioShack's other places of business or otherwise in the possession of RadioShack, which Products RadioShack cannot use with any other PCS provider's system or handsets. Upon notice thereof and tender by Sprint
               Spectrum of such purchase price, RadioShack will deliver such Products and all right, title and interest therein, free and clear of all liens and encumbrances, to Sprint Spectrum and
               Sprint Spectrum will prepay all costs associated with shipping such Products back to Sprint Spectrum. Sprint Spectrum, however, will not be required to repurchase and will be entitled to, and will receive from RadioShack a credit to the extent that any such repurchased Products are not in acceptable condition, as reasonably determined by Sprint Spectrum.

XII.     Nonrecourse

         Unless a Party to this Addendum, no past, present or future shareholder, limited or general partner in or of RadioShack or Sprint Spectrum or any Additional Provider, no parent or other Affiliate of any company comprising RadioShack, and no parent or other affiliate of any company comprising Sprint Spectrum or an Additional Provider, and no shareholder, officer, employee, servant, executive, director, agent or authorized representative of any of them (each, an "Operative") will be liable by virtue of the direct or indirect ownership interest of such Operative in such Party for payments due under this Addendum or for the performance of any obligation, or breach of any representation or warranty made by such Party hereunder. The sole recourse of RadioShack or Sprint Spectrum or an Additional Provider for satisfaction of the obligations of Sprint Spectrum or an Additional Provider or RadioShack under this Agreement will be against the Party and the Party's assets and not against any Operative or any assets or property of any such Operative. In the event that a default occurs in connection with such obligations, no action will be brought against any such Operative by virtue of its direct or indirect ownership interest in RadioShack or Sprint Spectrum or an Additional Provider, as the case may be.

XIII.     Counterparts

         This Addendum may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument. Any Party hereto may execute this Addendum by signing any such counterpart.

                    SIGNATURE PAGE FOR NATIONAL PCS ADDENDUM

         IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

                                      SPRINT SPECTRUM, L.P.


                                      By:  Sprint Spectrum Holding Company, L.P.
                                      Its: General Partner

                                      By:  /s/ Andrew Sukawaty
                                      Name:  Andrew Sukawaty
                                      Its: CEO


                                      TANDY CORPORATION, acting by and through
                                        its RadioShack Division


                                      By:  /s/ John V. Roach
                                      Name:  John V. Roach
                                      Its:  Chairman and CEO

                                  Schedule II.B

                                LIST OF PRODUCTS


Model No.                        Wholesale Price                      S.S.S.R.P.

                               (To be Determined)

                                 Schedule III.1

                                LICENSED MARKETS


[             ].